UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NACCO INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

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22901 MILLCREEK BLVD., SUITE 600
CLEVELAND, OHIO 44122-5724
NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders (the "Annual Meeting") of NACCO Industries, Inc.® (the "Company") will be held on Friday, May 15, 2026 at 8:00 a.m., at 5490 Kluncy Canyon Road, Winnemucca, Nevada 89445, for the following purposes:
1.To elect eleven Directors, each for a term of one year and until their respective successors are duly elected and qualified;
2.To approve NACCO Industries, Inc.'s Amended and Restated Long-Term Incentive Compensation Plan;
3.To approve, on an advisory basis, the Company's Named Executive Officer compensation;
4.To approve, on an advisory basis, the frequency of future advisory votes to approve the Company's Named Executive Officer compensation;
5.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026; and
6.To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on March 17, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The 2026 proxy statement and proxy card are being mailed to stockholders commencing on or about March 31, 2026.

John D. Neumann
Secretary
March 31, 2026

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone (1-800-652-8683) or over the Internet (www.investorvote.com/NC) or by completing and mailing the enclosed form of proxy. If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the Internet or telephone. A self-addressed envelope is enclosed and no postage is required if mailed in the United States. If you wish to attend the meeting and vote in person, you may do so.
The Company's Annual Report for the year ended December 31, 2025 is being mailed to stockholders with the 2026 Proxy Statement. The 2025 Annual Report contains financial and other information about the Company, but is not incorporated into the 2026 Proxy Statement and is not considered part of the proxy soliciting material. You should also note that other information contained on or accessible through our website other than this Proxy Statement is not incorporated by reference into this Proxy Statement and you should not consider that information to be part of this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders To Be Held on May 15, 2026: The 2026 Proxy Statement and 2025 Annual Report are available, free of charge, at https://ir.nacco.com/overview by clicking on the "2026 Annual Meeting Materials" link.

22901 MILLCREEK BLVD., SUITE 600
CLEVELAND, OHIO 44122-5724
PROXY STATEMENT — March 31, 2026
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of NACCO Industries, Inc., a Delaware corporation (the "Company," "NACCO," "we," "our" or "us"), of proxies to be used at the annual meeting of our stockholders to be held on May 15, 2026 (the "Annual Meeting"). This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 31, 2026.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:

Proposal	Description	Board Vote Recommendation	Page Reference for More Detail
1	Election of eleven Director nominees named in this Proxy Statement	FOR	37
2	Approval of NACCO Industries, Inc.'s Amended and Restated Long-Term Incentive Compensation Plan	FOR	42
3	Approval, on an advisory basis, of the Company's Named Executive Officer compensation	FOR	47
4	Approval, on an advisory basis, of the frequency of future advisory votes to approve the Company's Named Executive Officer compensation	ONE YEAR	48
5	The ratification of the appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm for 2026	FOR	49
N/A	Any other matters properly brought before the Board	As recommended by the Board or, if no recommendation is given, in the proxy holders' own discretion	N/A
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later-dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder of record attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 17, 2026 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 5,971,630 outstanding shares of Class A Common Stock, par value $1.00 per share ("Class A Common"), entitled to vote at the Annual Meeting and 1,562,953 outstanding shares of Class B Common Stock, par value $1.00 per share ("Class B Common"), entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the eleven directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Amended and Restated Bylaws ("Bylaws"), the inspector of election appointed by the Board for the Annual Meeting will determine the presence of a quorum and tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of the outstanding voting power of all classes of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspector of election intends to (1) treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting and (2) treat proxies held in "street name" by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting (the "broker non-votes") as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.
Proposal 1 is to elect eleven Directors, each for a term of one year and until their respective successors are duly elected and qualified. Our Bylaws provide that our Directors are elected by a plurality vote. Shares for which authority is withheld to vote for Director nominees and broker non-votes will have no effect on the election of Directors except to the extent the failure to vote for a Director nominee results in another nominee receiving a larger number of votes. In accordance with Delaware law and our Bylaws, the eleven Director nominees receiving the greatest number of votes will be elected Directors.
Proposal 2 is to approve NACCO Industries, Inc.'s Amended and Restated Long-Term Incentive Compensation Plan. The New York Stock Exchange ("NYSE") listing standards require the affirmative vote of a majority of votes cast to approve Proposal 2. For purposes of approval under the NYSE listing standards, abstentions and broker non-votes will not be treated as votes cast, so they will not affect the outcome of Proposal 2.

Proposal 3 is an advisory vote on the Company's Named Executive Officer compensation and Proposal 4 is an advisory vote on how often the advisory vote on the Company's Named Executive Officer compensation will occur in the future. We will consider the affirmative vote of the holders of a majority of the votes cast as approval of Proposals 3 and 4. Stockholders may vote for "one year," "two years" or "three years" or may abstain from voting with respect to Proposal 4. With respect to Proposal 4, we expect to be guided by the voting option that receives the greatest number of votes, even if that option does not receive a majority of the votes cast. Although Proposals 3 and 4 are non-binding, the advisory votes allow our stockholders to express their opinions regarding our executive compensation and how frequently an advisory vote on executive compensation should occur. Abstentions and broker non-votes will not be treated as votes cast, so they will not affect the outcome of Proposals 3 and 4.

Proposal 5 is an advisory vote on the ratification of the appointment of EY as our independent registered public accounting firm for 2026. In accordance with our Bylaws, the affirmative vote of the holders of a majority of the votes cast is required to approve all other proposals that are brought before the Annual Meeting, including Proposal 5. As a result, abstentions will not be treated as votes cast, so they will not affect the outcome of Proposal 5. Because the ratification of the appointment of the independent auditor is considered a "routine" matter under the NYSE rules, there will be no broker non-votes with respect to Proposal 5.
We are not aware of any business that may properly be brought before the Annual Meeting other than those matters described in this Proxy Statement. If any matters other than those shown on the proxy card are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named on the proxy card to vote the shares represented by such proxy card. Abstentions and broker non-votes with respect to any other proposal will not be counted for purposes of determining whether a proposal has received the required approval by our stockholders.
In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date(s), without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

PART I - CORPORATE GOVERNANCE INFORMATION

About NACCO
NACCO and its wholly owned subsidiary, NACCO Natural Resources Corporation® ("NNR"), bring natural resources to life by delivering aggregates, minerals, reliable fuels and environmental solutions through our robust portfolio of businesses. We operate under three reportable business segments: Utility Coal Mining, Contract Mining and Minerals and Royalties. The Utility Coal Mining segment, operated by North American Coal®, manages surface coal mines that are exclusive, long-term fuel providers for power generation companies. The Contract Mining segment, operated by North American Mining®, is a leading provider of a broad range of specialized, long-term contract mining services. The Minerals and Royalties segment, which includes the Catapult Mineral Partners® business, acquires and promotes the development of mineral and royalty interests and other related investments.
In addition to the reportable segments discussed above, we also operate other businesses that are not currently reported as separate segments. These businesses complement our existing operations and support our long-term strategic growth objectives. Mitigation Resources of North America® ("Mitigation Resources") provides natural resource restoration and reclamation services that include stream and wetland mitigation solutions. ReGen Resources is pursuing opportunities to develop new power generation resources.
We also have items not directly attributable to an operating segment. These items primarily include administrative costs related to public company reporting requirements, including management and board compensation, the financial results of developing businesses and Bellaire Corporation ("Bellaire"). Bellaire manages its long-term liabilities related to former eastern U.S. underground mining activities.
During 2025, we changed the names of our reportable segments to make it easier for our stakeholders to understand the business activities within each segment. The Utility Coal Mining, Contract Mining and Minerals and Royalties segments were formerly the Coal Mining, North American Mining and Minerals Management segments, respectively. There were no changes to the composition of each segment and therefore no changes to historical segment reporting.

NACCO was incorporated as a Delaware corporation in 1986 in connection with the formation of a holding company structure for a predecessor corporation organized in 1913.

Corporate Stewardship
Good corporate governance, with a long-term perspective, is an integral part of our value system. Our Company was founded in 1913, and descendants of Frank Taplin, our founder, continue to own a substantial portion of our stock. Five generations of stock ownership demonstrate long-term dedication and commitment to NACCO's success. We believe that our ownership structure provides a strategic advantage, helping to mitigate certain short-term pressures faced by widely held companies while allowing management and the Board to focus on long-term objectives that benefit all stockholders.
Our Board has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Rankin family, we may be viewed as having the characteristics of a "controlled company," as defined in Section 303A of the NYSE listing standards. Under the listing standards of the NYSE, a controlled company is not required to comply with certain corporate governance requirements, including the requirements to have a majority of independent directors and a nominating and corporate governance committee and a compensation committee composed entirely of independent directors with written charters and annual performance evaluations for each committee.
Although NACCO may be viewed as having the characteristics of a controlled company, our Board evaluates its governance practices annually and has elected not to make use of any of the exceptions to the NYSE listing standards that are available to controlled companies. Accordingly, a majority of the members of our Board are independent, as described in the NYSE listing standards. Our Compensation and Human Capital ("CHC") Committee, Audit Review Committee and Nominating and Corporate Governance ("NCG") Committee are all composed entirely of independent directors. Each committee has a written charter that describes the purpose and responsibilities of the committee, and each committee conducts an annual evaluation of its performance based on the responsibilities set forth in their respective charter.
The Board sets the tone for our Company by upholding strong corporate governance practices designed to ensure accountability, fiscal responsibility and the highest levels of ethical conduct. Our Board members have a broad range of skills, expertise, industry knowledge, perspectives and backgrounds. The Board maintains a balance between longer-tenured directors with in-depth knowledge of the Company and newer directors who bring a fresh perspective. To ensure NACCO benefits from a broad set of views, our NCG Committee carefully considers the importance of diverse perspectives, backgrounds and experiences when selecting future director nominees. The Board seeks to ensure that it is composed of members whose particular expertise, qualifications, attributes and skills, when taken together, allow the Board to satisfy its oversight responsibilities effectively.

We are intensely focused on safe operations, responsible environmental stewardship, employee well-being and engaged community relations. Everything we do to advance our strategy of building on our historical strength to deliver growth and higher returns incorporates these fundamental principles. To us, corporate responsibility reflects our value system, which guides everything we do.
We believe good corporate governance underpins our value system. It promotes well-informed decision making, drives continuous improvement and fosters a culture of partnership and trust. We operate with honesty, accountability and transparency, building and nurturing relationships with our employees, customers, suppliers and communities.
Doing the right thing is in our corporate DNA.
Our People
We value our employees as individuals and know that they fuel our success. NACCO invests in its employees by offering a market-based competitive total rewards package that includes a combination of salaries and wages and a benefits package that promotes employee well-being across many aspects of their lives. We provide employee wages that are competitive and consistent with employee positions, skill levels, experience, knowledge and geographic location. We recognize that our culture and success is strengthened when employees are respected, motivated and engaged. We work to match employees with assignments that capitalize on the skills, talents and potential of each employee.

Our Core Principles
Respect for our people	We believe that everyone should be treated fairly, with dignity and respect, and we include this commitment in our Code of Corporate Conduct, onboarding materials, employee meetings and training.
Safe and Healthy Environment	We work to provide a safe and healthy environment for all employees, with an atmosphere conducive to open communication.
Training	We believe training is a critical component for employee well-being and growth. The training we offer ranges from equipment-specific task training and enhanced safety procedures to leadership and management training, ethics training and role specific training. Employees are encouraged to pursue continued professional development, skills training, and other educational opportunities. We offer company-wide training programs across all levels of management including an educational initiative under which identified employees participate in a program focused on management and leadership development, preparing our future leaders for the next steps in their careers. In addition, qualified employees are eligible to participate in a tuition reimbursement program to advance their formal education.

Benefits
We believe that healthy, safe and financially secure employees are likely to be happy employees as well. We provide a comprehensive and competitive benefits package that supports the physical and mental health and financial wellness of our employees. Some common features offered to our employees in 2025 included the following:
▪A highly competitive 401(k) plan in which 99% of all employees participate with an average deferral rate of 10.2%;
▪100% matching contribution up to 5% of compensation and a 6% profit-sharing contribution in the 401(k) plan for all full-time and part-time employees;
▪Medical, dental and vision benefits for employees, spouses and dependents;
▪Flexible spending accounts for both healthcare and dependent care;
▪Health savings accounts and health reimbursement accounts, certain of which receive a company contribution;
▪Comprehensive wellness plan, including financial incentives for preventive care, monthly activity challenges and health-related training modules for all full-time and part-time employees;
▪Paid vacation and holidays;
▪Parental leave;
▪Short-term and long-term disability benefits;
▪Life and accidental death and dismemberment insurance benefits;
▪Identity theft protection; and
▪An employee assistance program.

Safety First. Safety Always.
Employee safety in the workplace is one of our core values. We are committed to strict compliance with applicable laws and regulations regarding workplace safety and provide on-going safety training, education and communication. Safety performance is monitored through physical observations from both internal and external parties and through the reporting of key metrics. Our mining operations are regulated by the U.S. Mine Safety and Health Administration ("MSHA") and non-mining operations are regulated by the U.S. Occupational Safety and Health Administration ("OSHA").

Our operations have safety personnel who train employees in safe work practices, review safety-related incidents and recommend improvements when appropriate. Hazards in the workplace are actively identified and removed and management tracks incidents so remedial actions can be taken to improve workplace safety. As part of our efforts to continuously improve our safety programs, NACCO’s safety professionals from across the organization meet regularly to share ideas and best practices and to assess conditions. We believe communication related to safety incidents, potential safety incidents, and protocols is essential to continuously developing and maintaining robust safety practices. This communication also enables the identification and correction of operational practices that might improve conditions for employee safety or health. Every employee is responsible and accountable for safety performance.

Our Health and Safety Principles, which are available on our website at https://nacco.com/stewardship/safety/, provide examples of how we promote a safety first culture:

•We provide ongoing safety training, education and communication to ensure employees understand and comply with all applicable safety laws and regulations, and everyone is committed to keeping themselves and their co-workers safe.

•We provide technical training to employees on the use, maintenance and repair of equipment to ensure all employees can perform their jobs in a safe and healthy manner, and we provide personal protective equipment to protect employees from risks and injuries.

•We encourage key personnel to participate in company-wide safety summits to discuss safety successes and opportunities for improvement, including best practices and the latest developments with respect to safety practices, rules, laws and regulations.

•We maintain a company-wide cross-functional Safe Work Area Task Force that participates in industry-wide efforts to share best practices.

Our Community
Local communities are important to our employees, and to us, and we believe in making long-term investments in the areas where we operate. We support numerous charitable efforts where our employees live and work, including educational, arts and community organizations. In 2025, we directed approximately $1,000,000 of corporate donations to organizations that serve and enhance our communities. We also support employee cash donations to qualified organizations through our matching gift program whereby NACCO will match eligible employee donations up to $5,000 per year, per employee. In 2025, we matched more than $120,000 of employee and director contributions to qualifying organizations.

In 2025, we hosted events where our employees supported programs in our local communities by raising more than $60,000 for organizations such as the Louisville Volunteer Fire and Rescue in Nebraska and the Community Action Program in Bismarck, North Dakota. We are proud to support these very worthwhile programs.

Environmental Excellence
We demonstrate our commitment to the environment through excellence in reclamation, biodiversity, historic preservation, waste management and compliance. Our approach reflects our commitment to protect and nurture the environment.

At our core, we are conservationists. We insist that all aspects of our work be accomplished in an environmentally responsible manner, and our environmental professionals monitor environmental trends to address stakeholder priorities and identify best practices. We have received many awards for our environmental excellence, as well as our innovations in this area. Our Environmental Policy, which is available on our website at https://nacco.com/stewardship/environmental/, emphasizes our strong legacy of environmental stewardship as part of our long-held commitment to being a good corporate citizen.

Additional Information
We recognize that as an operator in the natural resources industry, environmentally and socially responsible business practices go hand-in-hand with generating value for our stakeholders. Our commitment to corporate responsibility enriches the communities in which we operate and strengthens our relationships with our employees, customers and other stakeholders, contributing to the long-term success of our business.
Additional information regarding our corporate governance practices is available on our website at https://nacco.com/corporate-responsibility. Information on our website, including our Health and Safety Principles, Environmental Policy and

information regarding our corporate governance practices, is not incorporated by reference in, and does not form a part of, this proxy statement.

Code of Conduct
We have adopted a Code of Corporate Conduct that applies to all of our Directors and employees and is designed to provide guidance on how to act legally and ethically while performing work for NACCO and its operating businesses. We have also adopted Corporate Governance Guidelines that provide a framework for the conduct of our Board and employees. The Code of Corporate Conduct, the Corporate Governance Guidelines and our Independence Standards for Directors, as well as the charters of the committees of our Board, are available free of charge on our website at https://ir.nacco.com/governance.
All of our Directors and employees annually complete certifications with respect to their compliance with our Code of Corporate Conduct. In addition, all employees of the Company are required to complete annual Code of Corporate Conduct training.

Leadership Development and Succession Planning
Developing leaders who will successfully lead our Company into the future is one of our Board's most crucial functions. Annually, our Board formally reviews and discusses management development and succession plans for the Chief Executive Officer ("CEO") of the Company and each of his direct reports. With the assistance of the CEO, the Board also assesses the leadership potential of other individual senior executives throughout the Company. Succession planning and leadership development are top priorities of the Board and senior management.

Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale and other disposition of our securities by our directors, officers and employees that is designated to promote compliance with insider trading laws, rules, regulations and applicable listing standards. A copy of our insider trading policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Hedging and Speculative Trading Policies and Limited Trading Windows
The Company prohibits officers and Directors from purchasing financial instruments, including pre-paid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that are designed or have the effect of hedging or offsetting any change in the market value of equity securities granted to the officer or Director by the Company as part of his or her compensation or held, directly or indirectly, by the officer or Director. However, the Company does not prohibit its employees who are not officers from engaging in such transactions.
As noted elsewhere in this Proxy Statement, restricted shares of Class A Common that are issued to Directors and certain senior management employees of the Company for compensatory purposes are generally subject to transfer restrictions from the last day of the applicable performance period and, during that time period, the restricted shares may not be transferred (subject to certain exceptions) or hedged. Directors and certain executive officers of the Company are required to hold restricted shares for ten years while less senior management employees of the Company are required to hold restricted shares for periods of either three years or five years. While the Company does not have a policy explicitly preventing employees, including executive officers and senior managers, or Directors from pledging shares of non-restricted Class A Common or Class B Common, prior approval from the Senior Vice President, General Counsel and Secretary is required.

Board Composition
Our Board currently consists of eleven Directors. Directors are elected at each annual meeting to serve for one-year terms and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. If a nominee is unavailable for election at the time of the Annual Meeting, an event that the Board has no reason to believe will occur, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of Directors to be elected at the Annual Meeting. Biographical information and qualifications of our Directors are included under "Proposal 1 - Election of Directors" beginning on page 37.

Board Leadership Structure and Risk Management
The Company's roles of Chairman and CEO are separated, enabling J.C. Butler, Jr., our President and CEO, to focus on managing the Company and Alfred M. Rankin, Jr., our Non-Executive Chairman, to devote his time and attention to matters of Board oversight and governance. The Board believes that Mr. A. Rankin, the Company's former President and CEO, possesses unique in-depth knowledge of the issues, opportunities and challenges facing the Company. Because of this knowledge and insight, the Board believes that Mr. A. Rankin is in a strong position to identify effective strategic opportunities and priorities and to lead the discussion for the execution of the Company's strategies and achievement of its objectives. As Chairman, Mr. A. Rankin is able to:
•focus our Board on the most significant strategic goals and risks of the Company;
•utilize the individual qualifications, skills and experience of the other members of the Board to maximize their contributions to our Board;
•ensure that each other Board member has sufficient knowledge and understanding of our business to enable such other member to make informed judgments;
•facilitate the flow of information between our Board and our management; and
•provide the perspective of a long-term stockholder.
This Board leadership structure also enhances the effectiveness of NNR's Board of Directors, which has a parallel structure to the Company's Board and provides oversight at the strategic and operational level. Each Director who serves on our Board is also a member of the NNR Board of Directors. Our Chairman also serves as the Chairman of the NNR Board of Directors, which provides a common and consistent presence that enables the NNR Board of Directors to function effectively and efficiently. We do not assign a lead independent Director, but the Chairman of our CHC Committee presides at the regularly scheduled meetings of non-management Directors.
The Board oversees our risk management. The full Board regularly reviews information provided by management to oversee our risk identification, risk management and risk mitigation strategies. Our Board committees assist the full Board's oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our CHC Committee oversees risks related to our compensation policies, our Audit Review Committee oversees financial reporting and control risks and our NCG Committee oversees risks associated with the independence of the Board and potential conflicts of interest. In addition, our Audit Review Committee is responsible for reviewing and discussing with management our risk exposure relating to cybersecurity, which includes reviewing the state of our cybersecurity program and emerging cybersecurity developments and threats, as well as the steps management has taken to monitor and mitigate such exposure.
Each committee reports on their discussions of the applicable risks to the full Board during Board meetings. The full Board incorporates the insight provided by these reports into its overall risk management analysis.

Directors' Meetings and Committees
Our Board held four meetings in 2025. In 2025, all of our current Directors attended more than seventy-five percent (75%) of the meetings held by our Board and by the committees on which they served. We hold a regularly scheduled meeting of our Board in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse. All of our Directors, as of the date of our 2025 annual meeting of stockholders, attended our 2025 annual meeting of stockholders.
In accordance with NYSE rules, our non-management Directors are scheduled to meet in executive session, without management, at least once a year. These executive sessions are typically held following each regular Board meeting, with the Non-Executive Chairman presiding. In addition, the independent members of the Board meet at least once a year in separately scheduled sessions. Additional meetings of the independent directors may be scheduled when the independent directors believe such meetings are desirable. A meeting of the independent directors was held on August 21, 2025.
Our Board has established the following standing committees: an Audit Review Committee, a CHC Committee, an NCG Committee and an Executive Committee. The current members of each committee and the number of meetings held in 2025 are shown below:

Director	Audit Review	CHC	NCG	Executive
J.C. Butler, Jr.				X
John S. Dalrymple, III	X		X
John P. Jumper	X	X	X
Dennis W. LaBarre	X	X	X	X
W. Paul McDonald		X
Michael S. Miller	X	Chair	X	X
Alfred M. Rankin, Jr.				Chair
Matthew M. Rankin
Valerie Gentile Sachs		X	Chair	X
Robert S. Shapard	Chair	X		X
Britton T. Taplin
2025 Meetings	6	3	4	0
Audit Review Committee
The Audit Review Committee has responsibilities in its charter with respect to:
•the quality and integrity of our financial statements;
•our compliance with legal and regulatory requirements;
•the adequacy of our internal controls;
•our policies to monitor and control our major financial risk exposures;
•reviewing and discussing with management the processes and controls in place around corporate stewardship disclosures;
•the qualifications, independence, selection, compensation and retention of our independent registered public accounting firm;
•the performance of our internal audit department and independent registered public accounting firm;
•assisting our Board in overseeing the Company's artificial intelligence, cybersecurity and data privacy risks, controls and procedures;
•assisting our Board and us in interpreting and applying our corporate compliance program and other issues related to corporate and employee ethics; and
•preparing the Annual Report of the Audit Review Committee to be included in our Proxy Statement.
Our Board has determined that:
•Messrs. Miller and Shapard qualify as audit committee financial experts as defined in rules issued by the U.S. Securities and Exchange Commission ("SEC");
•each member of the Audit Review Committee is independent, as defined by the SEC and described in the listing standards of the NYSE; and
•each member of the Audit Review Committee is financially literate as described in the NYSE listing standards.
Compensation and Human Capital Committee
The CHC Committee has responsibilities in its charter with respect to the administration of our policies for compensating our employees, including our executive officers and senior managers, and our Directors as well as for developing and investing in the Company's human capital. Among other things, these responsibilities include:
•the review and approval of corporate goals and objectives relevant to compensation;
•the evaluation of the performance of the CEO, other executive officers and senior managers in light of these goals and objectives;
•the determination and approval of CEO, other executive officer and senior manager compensation levels;

•the consideration of whether the risks arising from our employee compensation policies are reasonably likely to have a material adverse effect on us;
•the making of recommendations to our Board, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including equity-based plans and other incentive plans;
•the review and making of recommendations to our Board regarding the creation or revision of any clawback policy allowing the Company to recoup compensation paid to employees;
•the periodic review of Board compensation;
•the periodic review of the Company's human capital strategies and programs; and
•the review and approval of the Compensation Discussion and Analysis and the preparation of the annual CHC Committee Report to be included in our Proxy Statement.
The CHC Committee may, in its discretion, delegate duties and responsibilities to one or more subcommittees or, in appropriate cases, to our executive officers and senior managers. The CHC Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed under Compensation-Setting Process on page 15. The Board has determined that each member of the CHC Committee is independent, as defined in the SEC rules and described in the NYSE listing standards.
Nominating and Corporate Governance Committee
Among other things, the NCG Committee's responsibilities contained in its charter include:
•the review and making of recommendations to our Board regarding the criteria for membership on our Board;
•the review and making of recommendations to our Board regarding the optimal number and qualifications of Directors believed to be desirable;
•the establishment and monitoring of a system to receive suggestions for nominees to directorships of the Company;
•the identification and making of recommendations to our Board of specific candidates for membership on our Board;
•the evaluation of each Director's independence according to the applicable independence requirements set forth in the rules of the NYSE and other applicable law;
•oversight of the Company's corporate stewardship programs;
•the review, and discussion with the Board, of the Company's engagement and responsiveness to shareholder votes on governance matters; and
•oversight of an annual review of our Board.
The NCG Committee will consider Director candidates recommended by our stockholders. See Procedures for Submission and Consideration of Director Candidates beginning on page 39. The NCG Committee is also responsible for reviewing and recommending changes to our Certificate of Incorporation, Bylaws, Code of Corporate Conduct and Corporate Governance Guidelines, as appropriate; overseeing evaluations of the Board and management; overseeing continuing education of the Board on relevant topics, including among other matters, ethics, compliance, governance, cybersecurity and matters relating to the Company's businesses; and annually reporting to the Board the NCG Committee's assessment of our Board's performance. The Board has determined that each member of the NCG Committee is independent, as defined by the SEC and as described in the NYSE listing standards. The NCG Committee may consult with members of the Rankin family, including Alfred M. Rankin, Jr. and J.C. Butler, Jr., regarding the composition of our Board.
Executive Committee
The Executive Committee may exercise all of the powers of our Board over the management and control of our business during the intervals between meetings of our Board.

Directors' Independence
As our Board has elected not to make use at the present time of any of the exceptions to the NYSE listing standards that are available to controlled companies, a majority of the members of our Board are independent, as described in the NYSE listing standards, and our CHC Committee, Audit Review Committee and NCG Committee are composed entirely of independent Directors. In making a determination as to the independence of our Directors, our Board considered Section 303A of the NYSE listing standards and broadly considered the materiality of each Director's relationship with us. Based on these criteria, our Board has determined that the following current Directors are independent:

John S. Dalrymple, III	Matthew M. Rankin
John P. Jumper	Valerie Gentile Sachs
Dennis W. LaBarre	Robert S. Shapard
W. Paul McDonald	Britton T. Taplin
Michael S. Miller
Lori Robinson, who served as a Director during 2025, was previously determined by the Board to be an independent Director. In making the previous determination that General Robinson was an independent Director, the Board considered her role as a director for Korn Ferry, our independent compensation consultant.

Compensation Committee Interlocks and Insider Participation
The members of the CHC Committee during 2025 were Michael S. Miller, John P. Jumper, Dennis W. LaBarre, W. Paul McDonald, Valerie Gentile Sachs and Robert S. Shapard. None of our executive officers serves or has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served as a member of our CHC Committee.

Review and Approval of Related-Person Transactions
J.C. Butler, Jr., our current President and CEO, is the son-in-law of Alfred M. Rankin, Jr., our current Non-Executive Chairman. Roger F. Rankin, one of our Directors in 2025, passed away on August 25, 2025 and was the brother of Alfred M. Rankin, Jr. In 2025, Mr. A. Rankin received $440,451 in total compensation from us (as shown on the Director Compensation Table on page 41), Mr. Butler received $5,106,719 in total compensation from us (as shown on the Summary Compensation Table on page 28) and Mr. R. Rankin received $146,604 in total compensation from us (as shown on the Director Compensation Table on page 41).
In December 2025, the Company repurchased 39,357 shares of Class A Common from Frank Taplin pursuant to a letter agreement entered into in connection with the Company's existing stock repurchase program. Frank Taplin is the brother of Britton Taplin, a member of the Company's Board. The shares were repurchased at a price of $46.70 per share, which was the closing price of the Class A Common on the date the letter agreement was executed. The aggregate purchase price for the shares was approximately $1.8 million. The transaction was reviewed and approved by a special committee of independent directors of the Board.

The Audit Review Committee reviews all relationships and transactions in which the Company and our Directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the processes and controls to obtain information from the Directors and executive officers with respect to related-person transactions in order to enable the Audit Review Committee, and in certain circumstances the CHC Committee, to determine whether the Company or a related person has a direct or indirect material interest in the transaction. In the course of its review, the Audit Review Committee, and in certain circumstances the CHC Committee, considers:
•the nature of the related person's interest in the transaction;
•the material terms of the transaction, including, without limitation, the amount and type of transaction;
•the importance of the transaction to the related person and to us;
•whether the transaction would impair the judgment of a Director or executive officer to act in our best interest; and
•any other matters the Audit Review Committee, or in certain circumstances the CHC Committee, deems appropriate.
Based on this review, the Audit Review Committee, or the CHC Committee in certain circumstances, will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related person. Any member of the Audit Review Committee, or the CHC Committee in certain circumstances, who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction. However, such Director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Communications With Directors
Our stockholders and other interested parties may communicate with our Board as a group, with the non-management Directors as a group, or with any individual Director by sending written communications to NACCO Industries, Inc., 22901 Millcreek Blvd., Suite 600, Cleveland, Ohio 44122-5724, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. Copies of all written communications delivered by stockholders will be provided to all other Directors unless they are considered improper for submission to the Directors. Examples of communications that would be considered improper include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business or communications that relate to improper or irrelevant topics.

Audit Matters
Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services, limited tax services, and other pre-approved services will be performed by EY, our principal independent registered public accounting firm. All such services must be pre-approved by our Audit Review Committee. For 2025, the Audit Review Committee authorized us to engage EY for specific audit and audit-related services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of authorities and commitments periodically at meetings of the Audit Review Committee. The Audit Review Committee has considered whether the providing of non-audit services to us by EY is compatible with maintaining its independence. In addition, we have adopted a policy to limit the services provided by our independent registered public accounting firm that are not audit or audit-related services.
Fee Information
Fees for professional services provided by our auditors included the following (in millions):

	2024	2025
Audit Fees (1)	$2.4	$2.5
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$2.4	$2.5
(1) "Audit Fees" principally include services rendered by EY for the audit of our annual financial statements and internal controls; the reviews of the interim financial statements included in our Forms 10-Q and services provided in connection with statutory audits and regulatory filings with the SEC.
(2) "Audit-Related Fees" are for assurance and related services rendered by EY for accounting advisory matters and were de minimis in 2024 and 2025.
(3) "Tax fees" are for tax compliance related services and were de minimis in 2024 and 2025.
(4) No other services were performed by EY for us during the last two fiscal years.

Report of the Audit Review Committee
The Audit Review Committee oversees our financial reporting process on behalf of the Board. The Audit Review Committee is comprised solely of independent Directors as defined by the SEC and described in the listing standards of the NYSE. The Audit Review Committee's responsibilities are listed on page 8 and the Audit Review Committee's charter is available at https://ir.nacco.com/governance. In fulfilling its oversight responsibilities, the Audit Review Committee reviewed and discussed the audited financial statements contained in our Annual Report with Company management.
The Audit Review Committee reviewed and discussed with EY, our independent auditor, which is responsible for expressing an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Review Committee by the applicable requirements of the Public Company Accounting Oversight Board (United States) ("PCAOB"), the rules of the SEC, and other applicable regulations. In addition, the Audit Review Committee has discussed with EY the firm's independence from Company management and the Company, and received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Review Committee concerning independence. The Audit Review Committee also reviewed and discussed, together with management and EY, the Company's audited financial statements for the year ended December 31, 2025, the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and EY's audit of internal control over financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Review Committee recommended to the Board, and the Board has approved, that the audited financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed by the Company with the SEC.
ROBERT S. SHAPARD, Chairman
JOHN S. DALRYMPLE, III            JOHN P. JUMPER
DENNIS W. LABARRE                 MICHAEL S. MILLER

PART II - EXECUTIVE COMPENSATION INFORMATION

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our named executive officers ("NEOs"). The compensation provided to our NEOs for the year ended December 31, 2025 is set forth in detail in the Summary Compensation Table and the other tables that follow this Compensation Discussion and Analysis. The following discussion provides an overview of our executive compensation philosophy, the overall objectives of our NEO compensation program, and each component of compensation that we provide to our NEOs.
For 2025, the Company qualifies as a smaller reporting company under the SEC's amended definition of "smaller reporting company." The Company has, nonetheless, chosen to provide many of the compensation-related disclosures that are required for larger public companies and that the Company has historically provided. However, the Company is disclosing compensation for only three NEOs, only two years of compensation data in the Summary Compensation Table, and only three years of data in the Pay versus Performance Table, consistent with the disclosure requirements applicable for smaller reporting companies.
The Company did not make significant changes to the performance metrics for either the short-term incentive plan or the long-term incentive plan for 2025.
Named Executive Officers for 2025

The NEOs for 2025 are:
J.C. Butler, Jr.	Carroll L. Dewing	John D. Neumann
President and CEO	Senior Vice President, Chief Operating Officer	Senior Vice President, General Counsel and Secretary
Compensation Highlights
Our executive compensation program strongly ties the compensation of our NEOs to our short-term and long-term business objectives and to stockholder interests. Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation and defined contribution retirement benefits.
2025 NEO Total Direct Compensation at a Glance
The following illustration depicts the mix of pay delivered to our NEOs for the 2025 performance year.

What NACCO Does and Doesn't Do

Good Compensation Governance Practiced by NACCO
•Align our executive compensation with corporate performance on both a short-term and a long-term basis.	•Set target compensation at the 50th percentile of our chosen benchmark.

•Establish target and maximum awards for our short-term and long-term incentive plans.	•Equity compensation awards for Directors and NEOs generally must be held for up to ten years.

•In 2025, approximately 73% of total NEO compensation was performance based.	•Conduct an annual risk assessment of our compensation program.

•Use an independent compensation consultant who does not perform any other work for the Company.	•Our CHC Committee is made up solely of independent directors and makes all NEO compensation decisions.

•Provide limited change in control protections for all employees that (1) accelerate the time of payment of previously vested incentive benefits and non-qualified retirement benefits and (2) provide for pro-rata target incentive payments for the year of any change in control.
•Provide a modest level of perquisites for certain key executives, the majority of which are paid in cash, that are determined based on market data.

Controversial Compensation Governance NOT Practiced by NACCO
•Provide our NEOs any minimum or guaranteed bonuses.	•Provide uncapped award opportunities.

•Use total shareholder return (“TSR”) as a performance metric. In our experience, TSR captures fluctuations in stock price, rather than measuring the performance of our executive team in operating our business. Additionally, our stock is not heavily traded. Accordingly, we do not consider fluctuations in our stock price to be indicative of our performance.

•Provide active defined benefit plans for executives (we do not have any active defined benefit plans and gave our eligible NEO credit only for time actually worked under our frozen pension plans).

•Provide our NEOs with employment or severance agreements or individual change-in-control agreements.

•Provide any tax gross-ups except for service awards and certain relocation expenses.	•Permit stock awards to be hedged or transferred during the restriction period.

•Take into account our long-term awards when determining our retirement benefits.
Consideration of Most Recent "Say on Pay" Vote

97%	NACCO again received strong support for our compensation program with approximately 97% of the votes cast approving our advisory vote on Named Executive Officer compensation at our 2025 Annual Meeting of Stockholders.
Approval

We held a non-binding stockholder advisory vote at our 2025 Annual Meeting of Stockholders to approve the compensation of our NEOs, also known as “Say on Pay.” This stockholder resolution was approved by approximately 97% of the votes cast. This was the ninth consecutive year we received a say on pay result above 90%, which we believe demonstrates our stockholders’ satisfaction with the alignment of our NEOs' compensation with the Company's performance. Accordingly, we have not made significant changes to the compensation program for 2025 in response to this vote.

Excluding founding family shares from the vote:
89%	If you exclude family shares from the vote, NACCO received strong support for our compensation program with approximately 88% of the remaining votes cast approving our advisory vote on Named Executive Officer compensation at our 2025 Annual Meeting of Stockholders.
Approval

Even removing the impact of shares owned by members of the founding family on the Say on Pay vote, we still have strong approval of our compensation program. This was the ninth consecutive year we received a say on pay result above 85%, which we believe demonstrates our non-family stockholders’ satisfaction with the alignment of our NEOs' compensation with the Company’s performance.

Compensation Philosophy and Objectives
The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our stockholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance for our stockholders, customers, and communities. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and performance and for motivating and rewarding employees.
Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

•Competitive pay levels: Total compensation is competitive with industry peers to attract and retain all employees, including our executives, with similar levels of experience, skills, education and responsibilities.
•Internal equity: Compensation takes into account the different levels of responsibilities, scope, risk, performance and future potential of our executives.

•Balance cash and equity: We balance the mix of cash and equity compensation to align compensation to both long- and short-term results of the Company.
•Align compensation with stockholder interests: The interests of our executive officers should be linked with those of our stockholders through the risks and rewards of the ownership of our Class A Common.

•Pay for performance: A significant portion of the compensation of our executive officers should vary with business performance to reward the successful achievement of our growth objectives and drive the development of a successful and profitable business.

•Clearly communicate plans so that they are understood: We clearly communicate to our employees, and especially to our NEOs, their specific goals, targets, and objectives to help ensure our executives are focused on achieving the financial and operational results that the CHC Committee believes will best promote stockholder value.

Compensation-Setting Process
Role of our Compensation and Human Capital Committee
The CHC Committee establishes and oversees the administration of our policies for compensating our employees, including our NEOs. The members of the CHC Committee consist solely of independent Directors. A summary of some of the CHC Committee's responsibilities are listed beginning on page 8.
Role of Management
Our management, in particular the President and CEO of the Company, reviews our goals and objectives relevant to the compensation of our executive officers. The President and CEO of the Company annually reviews the performance of each executive officer (other than the President and CEO whose performance is reviewed by the CHC Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and incentive compensation award amounts, to the CHC Committee. In addition to the President and CEO's recommendations, the CHC Committee considers recommendations made by Korn Ferry, our independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The CHC Committee may exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the CHC Committee determines the base salary and incentive compensation levels for the executive officers, including each NEO, and any additional discretionary payments.
Role of Compensation Consultant
The CHC Committee receives assistance and advice from Korn Ferry, an internationally recognized compensation consulting firm. Korn Ferry is engaged directly by and reports to the CHC Committee and also provides advice and discusses compensation issues directly with management.
Korn Ferry makes recommendations regarding substantially all aspects of compensation for our Directors and senior management employees, including the NEOs. For 2025, Korn Ferry was engaged to make recommendations regarding:
•director compensation levels;
•2025 salary midpoints, incentive compensation targets (calculated as a percentage of salary midpoint) and target total compensation for senior management positions;
•2025 salary midpoints and/or range movement for all other employee positions;
•mid-year job evaluations for all senior management, which may include adjustments to salary point levels, salary midpoints and incentive targets and/or changes to current senior management positions; and
•geographic pay differentials for all exempt and certain non-exempt positions.
All senior management salary point recommendations are determined by Korn Ferry through the consistent application of the Korn Ferry salary point methodology, which is a proprietary method that takes into account the know-how, problem solving and accountability requirements of the position.
    Representatives of Korn Ferry attended one of the CHC Committee meetings in 2025 and, during that meeting, consulted with the CHC Committee in executive session without management present. The CHC Committee considered and assessed all relevant factors, including the six factors set forth in Rule 10c-1(b)(4)(i)-(vi) under the Securities Exchange Act of 1934 (the "Exchange Act"), that could give rise to a potential conflict of interest with respect to Korn Ferry. In reviewing these factors for 2025, the CHC Committee considered the role of General Lori J. Robinson, one of our directors at the time, as a director of Korn Ferry. Based on this review, the CHC Committee assessed the independence of Korn Ferry, but did not identify any independence concern or conflict of interest that has been raised by the work performed by Korn Ferry.

Competitive Market Review
The CHC Committee believes that benchmarking against other companies in our industry would not produce a meaningful peer group due to the diversification of our operating businesses, ranging from coal, aggregates and other minerals mining, oil and gas and other minerals development, and stream and wetland mitigation solutions. Accordingly, we use General Industry survey data provided by Korn Ferry to assess the competitiveness of our executive compensation program. Specifically, we use Korn Ferry's General Industry survey, which includes a broad group of domestic industrial organizations ranging in size from approximately $500 million to approximately $1 billion in annual revenues. We exclude retail and finance segments from the data results. We did not select the entities that comprise this survey group, and the component entities' identities were not a material factor in this analysis.
The CHC Committee chose this survey as its benchmark for the following reasons:
•it provides relevant information regarding the compensation paid to employees, including senior management employees, with similar skill sets used in our industry and represents the talent pool from which we recruit;
•the use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year; and
•it provides a competitive framework for recruiting employees from outside our industry.
Using its proprietary salary point methodology, Korn Ferry compares positions of similar scope and complexity with the data contained in the General Industry survey. The CHC Committee directs Korn Ferry to derive a median salary level for each salary point level targeted at the 50th percentile of the General Industry survey (the "salary midpoint"). The CHC Committee typically sets target compensation levels at (or slightly above or below) the salary midpoint determined by Korn Ferry because it believes that the use of salary midpoints (1) helps to ensure our compensation program provides sufficient compensation to attract and retain talented executives and (2) maintains internal pay equity, without overcompensating our employees.
Total Target Compensation
The CHC Committee establishes a comprehensively defined "target total compensation" amount for each senior management employee following rigorous evaluation standards that help to ensure internal equity. In this process, the CHC Committee reviews tally sheets that detail the various elements of compensation for each NEO and other senior management employees. Specifically, the tally sheets list each employee's title, salary points, midpoint, base salary, cash in lieu of perquisites (if applicable), short-term incentive target award, long-term incentive target award, and total target compensation for the current year, as well as that being proposed for the subsequent year. These tally sheets are used to evaluate the appropriateness of the total compensation package, to compare each executive officer's total compensation opportunity with his or her actual aggregate payment and to help ensure that the compensation appropriately reflects the compensation program's focus on pay for performance.
In December 2024, the CHC Committee reviewed compensation information for each of our NEOs to decide whether it should make changes to the 2025 compensation program. The CHC Committee determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes for 2025.
The design of our compensation program provides employees with the opportunity to earn above-target compensation for outstanding results. Base salaries are set at levels appropriate to allow our incentive plans to serve as significant motivating factors. Because our program provides significantly reduced compensation for results that do not meet or exceed the established performance targets for the year, it encourages NEOs to earn incentive pay greater than 100% of target over time by delivering outstanding managerial performance.
The following table sets forth target total compensation for the NEOs, as recommended by Korn Ferry and approved by the CHC Committee for 2025:

Named Executive Officer	(A) Salary Midpoint ($)	(%)	(B) Cash in Lieu of Perquisites ($) (1)	(%)	(C) Short-Term Plan Target ($)	(%)	(D) Long-Term Plan Target ($) (2)	(%)	(A)+(B)+(C)+(D) Target Total Compensation ($)
J.C. Butler, Jr.	$899,300	26%	$35,000	1%	$809,370	24%	$1,654,712	49%	$3,398,382
Carroll L. Dewing	$416,100	47%	$16,000	2%	$187,245	21%	$263,183	30%	$882,528
John D. Neumann	$392,800	48%	$16,000	2%	$176,760	22%	$225,860	28%	$811,420
(1)In addition to providing limited perquisites to a limited number of employees in unique circumstances, senior management employees, including our NEOs, are paid a fixed dollar amount of cash in lieu of perquisites. The dollar amounts provided to the NEOs in 2025 were approved by the CHC Committee in December 2023 based on a triennial analysis performed by Korn Ferry in August 2023, at which time the CHC Committee decided not to change the amounts. Based on this analysis, the CHC Committee set a defined perquisite allowance for each senior management employee, based on salary point levels. These amounts are paid in cash ratably throughout the year. This approach satisfies our objective of providing competitive total compensation to our NEOs while recognizing that perquisites are largely just another form of compensation.
(2)The amounts shown include a 15% increase from the Korn Ferry-recommended long-term plan target awards that the CHC Committee applies each year to account for the immediately taxable nature of NACCO Industries, Inc.'s Executive Long-Term Incentive Compensation Plan ("Long-Term Equity Plan") awards.
    Target total compensation is supplemented by health and welfare benefits and retirement benefits, which consist of both (1) a qualified defined contribution plan and (2) a nonqualified defined contribution plan (the "Excess Plan"). Mr. Dewing is also entitled to frozen qualified and nonqualified defined benefit retirement benefits. In addition, the CHC Committee may award discretionary cash and equity bonuses to employees, including the NEOs. In February 2018, the Company terminated certain nonqualified deferred compensation plans. As a result, the Company was required to amend the Excess Plan so that participants could no longer defer short-term incentive payments, which prevented the participants from also receiving matching and profit sharing contributions to the Excess Plan based on the deferrals from the short-term incentive payments. The CHC Committee approved make-whole payments to account for the lost matching and profit sharing contributions which would be paid as a bonus. Make-whole payments were provided in 2020-2024, and the make-whole payment was made again for 2025 for Mr. Butler.
Direct Compensation Components
Annually the CHC Committee reviews the total direct compensation for the NEOs. Based on this review, the CHC Committee may selectively adjust the base salary, short-term incentive award target, and the long-term incentive award target of the NEOs. In determining any adjustments, the CHC Committee generally takes into account the following factors: level of experience and impact in the role; changes in market data; and compensation positioning overall and by component. Executives new to their current roles are positioned towards the lower end of their competitive range while executives with more experience are generally positioned at the higher end of the range.
Base Salaries
The CHC Committee sets annual base salaries intended to be competitive in the marketplace to recruit and retain talented senior management employees. Base salaries provide employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their abilities and in accordance with our best interests. For 2025, the CHC Committee determined the base salary for each NEO by generally taking into account his individual performance for 2024 and the relationship of his 2024 base salary to the new 2025 salary midpoint for his salary point level. In general, base salaries are set between 80% and 120% of an employee's salary midpoint. The CHC Committee also took into account other relevant information, including general inflation, salary trends and economic forecasts provided by Korn Ferry, and general budget considerations and business forecasts provided by management.
    Employees with lower base salaries compared to their salary midpoint and/or superior performance have the potential for larger salary increases. Employees with higher base salaries compared to their salary midpoint and/or who have performed less effectively during the performance period have the potential for smaller or no salary increases.
    The following table sets forth the annual base salary rate determined for each NEO for 2025:

Named Executive Officer	2025 Salary Midpoint ($)	2025 Base Salary and as a Percentage of Salary Midpoint ($) (%)		Salary Increase Compared to 2024 Base Salary (%)	Cash in Lieu of Perquisites ($)
J.C. Butler, Jr.	$899,300	$910,033	101%	4.3%	$35,000
Carroll L. Dewing	$416,100	$427,848	103%	4.3%	$16,000
John D. Neumann	$392,800	$420,566	107%	4.3%	$16,000
Incentive Compensation
One of the principles of our compensation program is that senior management employees, including the NEOs, are compensated based on the performance of the Company or the business unit for which the employee performed services. In 2025, all of the NEOs participated in (1) the NACCO Industries, Inc. Short-Term Incentive Compensation Plan (the "Short-Term Plan") and (2) the Long-Term Equity Plan.
Our incentive compensation plans are designed to align the compensation interests of the senior management employees with our short-term and long-term interests. A significant portion of the NEOs' compensation is linked directly to the attainment of specific corporate financial and operating targets. The CHC Committee believes that a material percentage of the NEOs' compensation should be contingent on the performance of the Company and its subsidiaries. As illustrated on the target total compensation table on page 17, over 72% of Mr. Butler's 2025 target total compensation was variable or "at risk" and tied to Company performance and, as a group, over 50% of the other NEOs' target total compensation was tied to Company performance. Each of the NEOs' incentive compensation payouts for 2025 exceeded the sum of their respective fixed payments (base salary plus perquisite allowance) for the year.
    The performance criteria and target performance levels for the incentive plans are established within the CHC Committee's discretion, and are based upon management's recommendations as to the performance objectives of the Company or the particular business unit for the year. Two types of performance targets are used in the incentive compensation plans:
•Targets Based on Annual Operating Plans. Certain performance targets were based on financial forecasts contained in the Company's 2025 annual operating plan ("AOP"). With respect to these targets, there is an expectation that these performance targets will be met during the year. If they are not, the participants will not receive all or a portion of the award that is based on these performance criteria.
•Targets Based on Strategic Business Goals. Other performance targets were not based on the 2025 AOP. Rather, they were based on important, strategic short-term and long-term goals established by the CHC Committee. Because these targets are not based on the AOP, it is possible in any given year that the level of expected performance may be above or below the specified performance target for that year. The Project Focus List and Special Project Award, which are under the Short-Term Plan and Long-Term Equity Plan, are examples of a target based on strategic corporate objectives that the CHC Committee believes will strengthen performance in the current year and also deliver over the long-term. The Minerals and Royalties Investment Award target under the Long-Term Equity Plan is an example of a target based on long-term corporate objectives that the CHC

Committee believes we should deliver over the long-term, not the performance that is expected in the current year or the near term.
Each NEO is eligible to receive a short-term incentive award and a long-term incentive award based on a target incentive amount that is equal to a percentage of salary midpoint. However, the final payout may be higher or lower than the targeted amount.
Incentive Compensation Tables. When reviewing the incentive compensation tables beginning on page 19, the following factors should be considered:
•The CHC Committee considered the factors described above under "Incentive Compensation" to set the performance criteria and target performance levels for the 2025 incentive compensation awards. The particular performance criteria for 2025 were chosen because they were believed to continue to have a positive correlation with long-term stockholder returns.
•For 2025, the maximum awards under the Short-Term Plan may not exceed 150% of the target award level. The cash-denominated awards under the Long-Term Equity Plan may not exceed 200% of the target award level (or the greater of $12,000,000 and the fair market value of 500,000 shares of Class A Common, determined at the time of payment).
•Achievement percentages are based on the formulas contained in performance guidelines adopted annually by the CHC Committee. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target.
•Target awards for each executive are equal to a specified percentage of the executive's 2025 salary midpoint, based on the number of salary points assigned to the position and the appropriate level of incentive compensation targets recommended by Korn Ferry and adopted by the CHC Committee at that level. The CHC Committee then increases the target awards under the Long-Term Equity Plan by 15% to account for the immediately taxable nature of the award.
•The plans have a one-year performance period. Final awards are determined after year-end by comparing actual performance to the pre-established performance targets that were set by the CHC Committee.
•The CHC Committee, in its discretion, may decrease or eliminate awards. The CHC Committee, in its discretion, may also increase awards and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards. As a result, these awards incentivize performance during the year, but are potentially subject to substantial payout discretion in certain years.

•Short-Term Plan awards are paid annually in cash. Long-Term Equity Plan awards are paid annually as a combination of cash and restricted shares of Class A Common. The cash portion of the award is to satisfy tax withholding requirements. The restricted shares are subject to a holding period of ten years for our NEOs.
•All awards are fully vested when granted.
Short-Term Incentive Compensation
Our short-term incentive compensation is an annual performance-based cash incentive arrangement. Each NEO's target short-term incentive opportunity is based on the competitive market analysis performed by Korn Ferry, and reviewed by the CHC Committee, every three years. The following table shows the short-term target awards and payouts approved by the CHC Committee for each NEO for 2025:

Named Executive Officer	(A) 2025 Salary Midpoint ($)	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A) x (B) Short-Term Plan Target ($)	(D) Short-Term Plan Payout as % of Target (%)	(E) = (C) x (D) Short-Term Plan Payout ($)
J.C. Butler, Jr.	$899,300	90%	$809,370	102.3%	$827,986
Carroll L. Dewing	$416,100	45%	$187,245	102.3%	$191,552
John D. Neumann	$392,800	45%	$176,760	102.3%	$180,825

The performance goals were set by the CHC Committee at its February 2025 meeting.

The 2025 short-term incentive awards were tied to results in the following areas:
Corporate Financial Objectives	Strategic Objectives	Safety Objectives	Environmental Objectives
•operating profit, which measures business efficiency and profitability	•corporate or business unit-specific goals that contribute to the Company's long-term strategy to protect its existing business as well as grow and diversify	•specific safety goals that contribute to a safe working environment for our people	•specific environmental goals that contribute to a better environment for our communities
The following table shows the performance criteria established by the CHC Committee for 2025 under the Company's Short-Term Plan to determine final incentive compensation payments for the NEOs. As detailed in the performance chart below, most of the performance metrics have their own cap, while the total short-term incentive payout is capped at 150%.

Short-Term Plan Performance Criteria and Achievement
Performance Criteria	(A) Weighting	Performance Target	Cap on Performance Factor Achievement	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Consolidated Operating Profit (1)	35%	$36,465,797	200%	$28,055,417	88.5%	31.0%
Project Focus List (2)	20%	—	125%	—	92.0%	18.4%
Special Project Award (3)	15%	—	N/A	—	199.5%	29.9%
Safety Incident Report Index (4)	15%	50% of National Average	150%	64.3%	39.9%	6.0%
MSHA/OSHA Violations (5)	5%	50% of National Average	150%	21.9%	128.1%	6.4%
Environmental Citations (6)	10%	Zero Citations per location	150%	—	106.2%	10.6%
Final Payout Percentage						102.3%
(1)For the 2025 performance period, the Consolidated Operating Profit is calculated as: (a) operating profit under U.S. GAAP as applied on January 1, 2025, less the fully burdened expenses accrued for incentives under the 2025 Short-Term and Long-Term Equity Plans, net of savings, compared with the amounts included in the 2025 annual operating plan, and (b) included the following adjustments: (1) results attributable to new projects entered into during 2025; and (2) the variance to AOP for equity investments.
(2)We do not disclose the Project Focus List targets or results due to their competitively sensitive nature. They are highly specific, task-oriented goals which focus on the Company's efforts to protect its existing business and grow and diversify. Among other things, they identify specific future projects, customers and contracts. During 2025, the Project Focus List involved projects concerning: (a) Red Hills Mine and other coal initiatives; (b) North American Mining and other non-coal initiatives, including the development of Sawtooth Mining; (c) Catapult Mineral Partners and other minerals management initiatives; (d) Mitigation Resources and other mitigation banking initiatives; (e) ReGen Resources and the development of new power generation resources; (f) regulatory initiatives; and (g) looking at additional new business platforms that could provide additional growth and diversification with acceptable risk adjusted returns. For 2025, the CHC Committee believed that NACCO could reasonably meet certain targets outlined in the 2025 Project Focus List since they were designed to be reasonably achievable with strong management performance.
(3)We do not disclose the Special Project Award targets or results due to their competitively sensitive nature. The Special Project Award is calculated based on the present value of new or extended projects (determined based on the present value of the forecasted after-tax cash flow over the life of the project based on the contract terms) against a pre-determined target established by the CHC Committee for the award year. In order to promote business growth, there is no cap on the Special Project Award factor; however, the entire Short-Term Plan award is limited to 150% of target. For 2025, the CHC Committee believed the Company could reasonably meet this target, since it was designed to be reasonably achievable with strong management performance.
(4)The Safety Incident Report Index represents the number of MSHA injuries or OSHA injuries that occurred for each 200,000 employee hours worked in the performance year. The goal is to have a safety incident rate that is lower than 50% of the national average. The Safety Incident Rate is calculated for each site, with the NEOs receiving an award based on the average Safety Incident Rate for all sites. In 2025, the CHC Committee, at the request of management, exercised negative discretion to lower the Safety Incident Report Index payout from 10.7% to 6% because, while most operations had a safety incident rate that is lower than 50% of the national average, management saw an increase in safety incidents. This treatment decreased the average Safety Incident Report Index used to calculate the Short-Term Plan award received by the NEOs.

(5)The MSHA/OSHA Violations factor involves our locations' weighted average of the number of violations per inspection days relative to the national average violation per inspection days average for MSHA or OSHA violations. The goal is to have a weighted MSHA/OSHA average that is lower than 50% of the national weighted average. The MSHA/OSHA violations factor is calculated at each site, with the NEOs receiving an award based on the average MSHA/OSHA violations for all sites.
(6)The Environmental Citations factor assesses a location's environmental citations received. A location must have zero citations to receive an award at target, and a location must receive a notable environmental award or recognition to receive an award above target. The Environmental Citations factor is calculated for each site, with the NEOs receiving an award based on the average Environmental Citations factor for all sites. One location achieved 15 years with zero environmental citations. Another location received North Dakota Public Service Commission’s Excellence in Surface Coal Mining and Reclamation Award, and another location received a Sustainability Award for Exceptional Reclamation from the Alabama Mining Association. Another location that is in final reclamation is ahead of schedule with the reclamation. The CHC Committee determined these locations should receive an additional 20% achievement. This treatment increased the average Environmental Citations used to calculate the Short-Term Plan award received by the NEOs.
Long-Term Incentive Compensation
The purpose of our long-term incentive compensation is to enable senior management employees to accumulate capital through strong, long-term managerial performance, which the CHC Committee believes contributes to the future success of our businesses. Our long-term incentive program requires a long-term commitment on the part of our senior management employees, and stock sales are generally not permitted for a number of years. Award shares issued under the plan have a holding period of three, five, or ten years, as determined by the CHC Committee. The CHC Committee has determined that the ten-year holding period applies to all award shares issued to Messrs. Butler, Dewing and Neumann. Thus, the awarded amount is effectively invested in the Company for an extended period which encourages our executives to focus on our long-term profitability and strengthens the tie between stockholders' and the NEOs' long-term interests.
Those individual NEOs who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. In general, the CHC Committee does not consider an NEO's long-term incentive award for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services.
Target awards under the Long-Term Equity Plan are initially expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of salary points assigned to the executive's position and the long-term incentive compensation targets for that salary point level recommended by Korn Ferry and adopted by the CHC Committee. The CHC Committee then increases these amounts by 15% to account for the immediately taxable nature of the equity awards.
Approximately 65% of the award is distributed in shares of restricted stock and the remaining 35% is distributed in cash to approximate the income tax withholding obligation as a result of the issuance of the restricted stock. The full amount of the award, including the fair market value of the restricted shares on the date of grant, is fully taxable to the participant on the award date. The actual number of shares of stock issued is determined by taking the dollar value of the stock component of the award and dividing it by a formula share price. For this purpose, the formula share price is calculated as the lesser of:
•The average closing price of our Class A Common on the NYSE at the end of each week during the 2024 calendar year (or such other previous calendar year as determined by the CHC Committee no later than the 90th day of the award year); or
•The average closing price of our Class A Common on the NYSE at the end of each week during the 2025 award year.
    Participants have all of the rights of a stockholder, including the right to vote and receive dividends upon receipt of the shares. However, the award shares are subject to transfer restrictions for a period of up to ten years from the last day of the award year. The transfer restrictions lapse earlier in the event of (1) the participant's death or permanent disability or (2) three years (or earlier with the approval of the CHC Committee) from the date of retirement. The CHC Committee has the right to release the restrictions at an earlier date, but rarely does so except in the case of the release of a limited number of shares for the payment of educational and medical expenses or home purchases, as permitted under the terms of the plan. No early release requests were requested by or granted to the NEOs in 2025.

Any gain participants realize in the long-run from awards that are issued under the Long-Term Equity Plan depends on what management does to drive the financial performance of the Company and increase the stock price. This is because the restricted shares of Class A Common that are awarded to NEOs under the Long-Term Equity Plan generally may not be transferred for a period of ten years following the last day of the award year. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the award is enhanced over the holding period as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the executives with an incentive over the holding period to increase the value of the Company, which is expected to lead to long-term returns to stockholders. The CHC Committee believes that this encourages our executives to maintain a long-term focus on our profitability, which is also in the Company's best interests.
As a result of the annual equity grants under the Long-Term Equity Plan and the corresponding transfer restrictions, the number of shares of stock that an executive holds generally increases each year. Consequently, executives will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of our NEOs with those of other stockholders.
    Depending on the NEO's position, the Long-Term Equity Plan was designed to provide target long-term incentive compensation between 50% and 160% of his 2025 salary midpoint (57.5% and 184% including a 15% increase in target percentages to reflect the immediately taxable nature of the equity awards). The table below shows the long-term target awards and payouts approved by the CHC Committee for each NEO for 2025:

Named Executive Officer	(A) Salary Midpoint ($)	(B) Long-Term Plan Target as a % of Salary Midpoint ($) (1)	(C)= (A) x (B) Long-Term Plan Target ($)	(D) Long-Term Plan Payout as a% of Target (%)	(E)=(C) x (D) Cash-Denominated Long-Term Plan Payout ($) (2)	(F) Fair Market Value of Long-Term Plan Payout ($) (3)
J.C. Butler, Jr.	$899,300	184.0%	$1,654,712	112.5%	$1,861,551	$2,909,311
Carroll L. Dewing	$416,100	63.3%	$263,391	112.5%	$296,315	$462,728
John D. Neumann	$392,800	57.5%	$225,860	112.5%	$254,093	$397,106
(1)The target percentages for participants in the Long-Term Equity Plan include a 15% increase from the Korn Ferry-recommended long-term plan target awards that the CHC Committee applies each year to account for the immediately taxable nature of the Long-Term Equity Plan awards.
(2)Awards under the Long-Term Equity Plan are initially denominated in dollars. The amounts shown in columns (C) and (E) reflect the dollar-denominated target and actual awards. This is the amount that is used by the CHC Committee when analyzing the total compensation of the NEOs. As a result, these awards incentivize performance during the year, but are potentially subject to substantial payout discretion in certain years. No such discretion was implemented for 2025. The dollar-denominated awards are then paid to the participants in a combination of cash (approximately 35%) and restricted shares of Class A Common (approximately 65%). The actual number of shares of stock issued are determined by taking the dollar value of the stock component of the award and dividing it by the lower of the average share price during the 2025 performance period or the preceding calendar year. For 2025, the CHC Committee defined the "average share price" for this purpose as the lower of (1) the average NACCO Class A Common share price for 2024, which was $30.532 or (2) the average of the NACCO Class A Common share price for 2025, which was $38.616.

(3)The amount shown in column (F) is the sum of (a) the cash distributed and (b) the grant date fair value of the stock that was distributed for the 2025 Long-Term Equity Plan awards. This amount is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). See Note (2) to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 for more information regarding the accounting treatment of our equity awards. The shares were valued on the date on which the Long-Term Equity Plan awards were approved by the CHC Committee. The difference in the amounts disclosed in columns (E) and (F) is due to the fact that the number of shares issued in Column (E) was calculated using the formula share price of $30.532 (explained in Note (2) above), while the grant date fair value in Column (F) was calculated using $56.970, which is the average of the high and low share price on the date the shares were granted.

The performance goals were set by the CHC Committee at its February 2025 meeting.

The 2025 long-term incentive awards were tied to results in the following areas:
Corporate Financial Objectives	Strategic Objectives
•return on total capital employed ("ROTCE"), which measures the level of investment to achieve profit •operating profit, which measures business efficiency and profitability	•corporate or business unit-specific goals that contribute to the Company's long-term strategy to protect its existing business and grow and diversify
The following table shows the information for awards granted to NEOs under the Long-Term Equity Plan for 2025. As detailed in the performance chart below, most of the performance metrics have their own cap, while the total long-term incentive payout is capped at 200%.

Long-Term Plan Performance Criteria and Achievement
Performance Criteria	(A) Weighting	Performance Target	Cap on Performance Factor Achievement	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Consolidated NACCO ROTCE (1)	25%	5.4%	150.0%	3.8%	70.0%	17.5%
Consolidated Operating Profit (2)	20%	$36,465,797	200.0%	$28,055,417	88.5%	17.7%
Project Focus List (3)	25%	—	125.0%	—	92.0%	23.0%
Special Project Award (4)	20%	—	N/A	—	199.5%	39.9%
Minerals & Royalties Investment Award (5)	10%	—	N/A	—	144.1%	14.4%
Final Payout Percentage						112.5%
(1)For the 2025 performance period, the Company's ROTCE is calculated as: (a) Earnings Before Interest After-Tax after adjustments divided by (b) Total Capital Employed after adjustments. Earnings Before Interest After-Tax is equal to the consolidated net income from continuing operations plus the sum of interest expense, net of interest income, less 23% for taxes. Total Capital Employed is equal to (c) the sum of the average debt and average stockholders' equity less (d) average consolidated cash. Average debt, stockholders' equity and consolidated cash are calculated by taking the sum of (1) the balance at the beginning of the year and (2) the balance at the end of each of the next twelve months and dividing the sum by thirteen. Adjustments to ROTCE included: (a) mark-to-market adjustments to certain trusts established to manage legacy liabilities; (b) mark-to-market adjustments on certain equity holdings; (c) black lung liability; (d) deferred financing fees; (e) costs relating to valuation allowances against deferred tax assets; and (f) pension settlement and gain on the termination of The Falkirk Mining Company Pension Plan. Adjustments to operating profit discussed in Note (2) also impacted ROTCE.
(2)For the 2025 performance period, the Consolidated Operating Profit is calculated as: (a) operating profit under U.S. GAAP as applied on January 1, 2025, less the fully burdened expenses accrued for incentives under the 2025 Short and Long-Term Equity Plans, net of savings, compared with the amounts included in the 2025 annual operating plan, and (b) included the following adjustments: (1) results attributable to new projects entered into during 2025; and (2) the variance to AOP for equity investments.
(3)We do not disclose the Project Focus List targets or results due to their competitively sensitive nature. They are highly specific, task-oriented goals which focus on the Company's efforts to protect its existing business and grow and diversify. Among other things, they identify specific future projects, customers and contracts. During 2025, the Project Focus List involved projects concerning: (a) Red Hills Mine and other coal initiatives; (b) North American Mining and other non-coal initiatives, including the development of Sawtooth Mining; (c) Catapult Mineral Partners and other minerals management initiatives; (d) Mitigation Resources and other mitigation banking initiatives; (e) ReGen Resources and the development of new power generation resources; (f) regulatory initiatives; and (g) looking at additional new business platforms that could provide additional growth and diversification with acceptable risk adjusted returns. For 2025, the CHC Committee believed that NACCO could reasonably meet certain targets outlined in the 2025 Project Focus List since they were designed to be reasonably achievable with strong management performance.
(4)We do not disclose the Special Project Award targets or results due to their competitively sensitive nature. The Special Project Award is calculated based on the present value of new or extended projects (determined based on the present value of the forecasted after-tax cash flow over the life of the project based on the contract terms) against a pre-determined target established by the CHC Committee for the award year. In order to promote business growth, there is no cap on the Special Project Award factor; however, the entire Long-Term Plan award is limited to 200% of target.

For 2025, the CHC Committee believed the Company could reasonably meet this target, since it was designed to be reasonably achievable with strong management performance.
(5)We do not disclose the Minerals and Royalties Investment Award targets or results due to their competitively sensitive nature. Similar to the Special Project Award, the Minerals and Royalties Investment Award is calculated based on the present value of new or extended investments in the minerals management business (determined based on the forecasted after-tax cash flow over the life of the investment based on the contract terms) against a pre-determined target established by the CHC Committee for the award year. In order to promote business growth, there is no cap on the Minerals and Royalties Investment Award factor; however, the entire Long-Term Equity Plan award is capped at 200%. For 2025, the CHC Committee believed the Company could meet this target, since it was designed to be reasonably achievable with strong management performance.
Other Compensation of Named Executive Officers
    Discretionary Restricted Stock Awards. The Company also maintains the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (the "Supplemental Equity Plan"), which gives the CHC Committee the flexibility to provide additional discretionary equity compensation. The CHC Committee did not grant any awards under this plan for services performed in 2025.
Discretionary Cash Bonuses. The CHC Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to employees, including the NEOs, in addition to the incentive compensation described above. The CHC Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our incentive plans. No discretionary cash bonuses were awarded to the NEOs for 2025 performance. However, as discussed in Note (2) of the Summary Compensation Table, the CHC Committee approved a make-whole payment to account for the lost matching and profit sharing contributions to the Excess Plan, and 2025 was the fifth year of the make-whole payments. Mr. Butler was the only NEO to receive a make-whole payment for 2025.

Retirement Plans. The NEOs do not currently accrue any defined benefit pension benefits. Mr. Dewing was a participant in The Coteau Properties Company Pension Plan (the "Coteau Plan"). The Company began terminating its qualified defined benefit pension plans in 2022. The Coteau Plan was terminated effective June 30, 2025. Prior to termination, the Coteau Plan was amended to allow active and terminated, deferred vested participants to elect a lump sum payment. Mr. Dewing elected to receive a lump sum payment, which is disclosed in the Pension Benefits Table on page 33. In addition to the Coteau Plan Mr. Dewing is entitled to receive payments from The North American Coal Corporation Supplemental Retirement Benefit Plan ("SERP"), a frozen nonqualified pension plan, as indicated in the Pension Benefits Table on page 33.
We provide all of our employees, including the NEOs, with defined contribution retirement benefits. Employer contributions are designed to provide employees with competitive retirement income. The CHC Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
In general, the NEOs and other senior management employees receive the same retirement benefits as all other employees. However, the benefits that are provided to the NEOs and other senior management employees are provided under a combination of qualified and nonqualified defined contribution plans, while the benefits that are provided to other employees are provided only under qualified plans. The Excess Plan provides retirement benefits that would have been provided under the qualified plan, but that cannot be provided due to various Internal Revenue Service limits and non-discrimination requirements.
Our qualified defined contribution plan contains the following three types of benefits: (1) employee deferrals; (2) matching contributions; and (3) profit sharing contributions (only for our employees classified as full-time or part-time). The compensation that is taken into account under the plan generally includes base salary and short-term incentive payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments. The Excess Plan contains the same three types of benefits, but does not include short-term incentive payments as compensation taken into account for determining these benefits.
Under the plans, eligible employees may elect to defer up to 50% of compensation. For 2025, the NEOs received employer matching contributions equal to 5% of compensation. Eligible employees also receive a profit sharing contribution equal to 6% of compensation and 5.7% of compensation in excess of the Social Security Wage Base for the year.
    The NEOs are each 100% vested in their retirement benefits. Benefits under the qualified plan are payable at any time following a termination of employment. Participants have the right to invest their qualified plan account balances among various investment options that are offered by the plan's trustee. Participants can elect various forms of payment including lump sum distributions, partial withdrawals and installments.

Under the Excess Plan:
•Participants' account balances are credited with interest during the year based on the rate of return of the Vanguard Retirement Savings Trust fixed income fund, which is one of the investment funds under the qualified plans (14% maximum);
•The amounts credited under the Excess Plan each year are paid prior to March 15th of the following year to avoid regulatory complexities and eliminate the risk of non-payment to the executives based on the unfunded nature of the Excess Plan; and
•The amounts credited under the Excess Plan (other than the portion of the employee deferrals that are in excess of the amount needed to obtain a full employer matching contribution) are increased by 15% to reflect the immediately taxable nature of the payments.
    Other Benefits. All employees, including the NEOs, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.
Perquisites and Other Personal Benefits. Although we provide limited perquisites and other personal benefits to certain executives, we do not believe these perquisites and other personal benefits constitute a material component of the executive officers' compensation package. The modest amount of cash paid to the NEOs in lieu of perquisites in 2025 is separately disclosed in the tables on pages 17 and 18 and the limited non-cash perquisites are disclosed in Note (7) to the Summary Compensation Table on page 28.
No Individual Employment or Severance Agreements. None of the NEOs has an employment agreement that provides for a fixed period of employment, fixed positions or duties, or for a fixed base salary or actual or target incentive bonus.
Upon an NEO's termination of employment with us for any reason, the NEOs (and all other employees) are entitled to:
•Amounts earned during their term of employment, including earned but unpaid salary and accrued but unused vacation and holiday pay; and
•Benefits that are provided under the retirement plans, incentive plans, and Excess Plan.
    There are no individual severance contracts with any of the NEOs. Upon termination of employment in certain circumstances and in accordance with the terms of the plans, the NEOs are only entitled to severance pay and continuation of certain health benefits provided under broad-based severance pay plans that are generally available to all salaried employees that provide benefits for a stated period of time based on length of service, with various maximum time periods. The CHC Committee will consider the facts and circumstances of an NEO's separation to determine whether any material severance payment that is in excess of the amount the NEO is otherwise entitled to receive under the broad-based severance plans is appropriate.
    Limited Change in Control Benefits for All Employees. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the CHC Committee believes that it is appropriate to provide limited change in control protections to our employees. Our NEOs have the same protections as other senior management employees. In the event of a change in control, we provide for:
•The payment of accrued benefits under our retirement plans; and
•The payment of a pro-rata target award under the current year's incentive plans.
The CHC Committee believes that:
•These change in control payment provisions are appropriate to assure payment to the executives due to the unfunded nature of the benefits provided under these plans.
•The skills, experience and services of our key management employees are a strong factor in our success and the occurrence of a change in control transaction would create uncertainty for these employees.
•Some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs and our limited change in control payment triggers are designed to encourage key management employees to remain employed during and after a change in control. Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the change in control payments will be "grossed up" for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.

For a further discussion of the potential payments that may be made to the NEOs in connection with a change in control, see Potential Payments Upon Termination/Change in Control beginning on page 31.
Tax and Accounting Implications
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") ("Section 162(m)") generally provides that a publicly traded company may not deduct compensation of more than $1 million per person that is paid in the year to certain current or former executive officers.
While the CHC Committee considers in very general terms the application of Section 162(m) when making compensation decisions, it maintains the flexibility to compensate executive officers based on an overall determination of what it believes is in the best interests of the Company and its stockholders, even if all or a portion of the compensation is determined not to be deductible under applicable law. The CHC Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully.
Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the Long-Term Equity Plan for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See Note (2) to the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
    Assessment of Risks in our Compensation Program. As part of its oversight, the CHC Committee considers the impact of the Company's compensation program on the Company's risk profile. The CHC Committee directed management to annually undertake a detailed risk assessment of our compensation programs. Each year, management reviews our pay practices and incentive programs to identify any potential risks to the Company. Our pay philosophy provides an effective balance of base salary and incentive compensation; short-term and long-term performance measures; and financial and non-financial performance measures and allows for the use of CHC Committee discretion. Further, the Company has policies to mitigate compensation-related risk, including: lengthy holding periods for long-term equity awards; stated payment caps; insider-trading prohibitions and independent CHC Committee oversight. The CHC Committee agreed with the findings of management's assessment for 2025 that (1) our compensation programs are effectively designed to help mitigate conduct that is inconsistent with building long-term value of the Company and (2) the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
On November 7, 2023, the Board adopted the Company's Policy on Recoupment of Incentive Compensation (the "Clawback Policy") to comply with SEC and NYSE rules. The Clawback Policy applies to our NEOs and other executive employees, and provides for the recoupment of incentive compensation if the Company is required to correct a financial statement upon which the incentive compensation was determined.
    Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted under the Long-Term Equity Plan generally must be held for a period of up to ten years, which can result in the executive officers being required to hold a significant accumulation of Class A Common during their careers.
Impact of "Say-on-Pay" Stockholder Vote
When setting executive compensation for 2025, the CHC Committee took into account the results of the stockholder advisory vote on NEO compensation that occurred at our 2024 annual meeting of stockholders. At that meeting, we again received strong support for our compensation program, with approximately 97% of the votes cast approving our NEO compensation.
Stockholders chose an annual say on pay frequency at our 2020 annual meeting, with the next pay frequency vote occurring at our 2026 annual meeting. The CHC Committee believes that this strong support reinforces the philosophy and objectives of our executive compensation program and applied the same principles in determining the amounts and types of executive compensation for 2025, and did not make any changes to our program as a direct result of the say-on-pay vote results.

Compensation and Human Capital Committee Report

The CHC Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the CHC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

JOHN P. JUMPER	MICHAEL S. MILLER
Chairman

DENNIS W. LABARRE	VALERIE GENTILE SACHS

W. PAUL MCDONALD	ROBERT S. SHAPARD

Summary Compensation Table
    The following table sets forth the compensation for services of our NEOs in all capacities to the Company and its subsidiaries for the years ended December 31, 2025 and 2024:

SUMMARY COMPENSATION TABLE For Year Ended December 31, 2025
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value (5) and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
J.C. Butler, Jr.; President and CEO	2025	$945,033	$169,299	$2,257,721	$1,479,576	$19,158	$235,932	$5,106,719
	2024	$907,515	$138,040	$1,725,191	$1,933,811	$18,585	$234,354	$4,957,496
Carroll L. Dewing; Senior Vice President, Operations	2025	$443,848	—	$359,082	$295,198	$37,067	$124,892	$1,260,087
	2024	$426,209	—	$274,936	$384,433	$6,947	$126,880	$1,219,405
John D. Neumann; Senior Vice President, General Counsel and Secretary	2025	$436,566	—	$308,151	$269,781	$8,466	$122,304	$1,145,268
	2024	$419,227	—	$235,926	$350,799	$7,379	$117,129	$1,130,460
(1)The amounts reported under the "Salary" column include both base salary and the perquisite allowance. The cash in lieu of perquisite allowance for Mr. Butler is $35,000 and $16,000 for Messrs. Dewing and Neumann.
(2)The amounts reported under the "Bonus" column are make-whole payments the Company paid to affected participants of the Excess Plan, which was amended to exclude payments from the Short-Term Plan as compensation under the plan. The amendment prevented participants from deferring amounts from their short-term incentive payments to the Excess Plan and from receiving matching and profit sharing contributions on those deferrals. This amendment was made to comply with Section 409A of the Internal Revenue Code after the Company terminated certain nonqualified deferred compensation plans. The CHC Committee approved a make-whole payment to account for the missed matching and profit sharing contributions so that participants' benefits were not significantly reduced through no fault of the participants. Only Mr. Butler received a make-whole payment for 2025.
(3)The amounts reported in the Stock Awards column are the grant date fair value of the stock issued under the Long-Term Equity Plan computed in accordance with FASB ASC Topic 718. Refer to the table on page 22 under "Long-Term Incentive Compensation" for information about the target long-term awards, as well as the cash-denominated award payouts for 2025 under the Long-Term Equity Plan.
(4)The amounts listed for 2025 are the cash payments under the Short-Term Plan and the cash portion (approximately 35%) of the award under the Long-Term Equity Plan.
(5)Amounts listed in this column include the aggregate increase in the actuarial present value of accumulated plan benefits under our frozen defined benefit pension plans, as described in the Pension Benefits Table on page 33. $0 is included for Messrs. Butler and Neumann because they do not participate in any of our frozen pension plans. For 2025, $29,405 is included for Mr. Dewing. $28,966 of this amount reflects the change in present value of the Coteau Plan from year-end 2024 to Mr. Dewing's lump sum payment in 2025. $439 represents the change in value of Mr. Dewing's SERP benefit.
(6)Amounts listed in this column reflect the interest that is in excess of 120% of the long-term applicable federal rate, compounded monthly, that was credited to the NEOs' accounts under the plans described in the Nonqualified Deferred Compensation Table on page 32.

(7)All other compensation earned during 2025 for each of the NEOs is as follows:

	J.C. Butler, Jr.	Carroll L. Dewing	John D. Neumann
Employer Qualified Matching Contributions	$17,500	$17,500	$17,500
Employer Excess Plan Matching Contributions	$39,376	$17,082	$16,070
Employer Qualified Profit Sharing Contributions	$29,000	$29,000	$29,000
Employer Excess Plan Profit Sharing Contributions	$92,141	$41,884	$39,515
Employer Paid Life Insurance Premiums	$4,770	$4,026	$3,908
Perquisites and Other Personal Benefits (1)	$747	$1,216	$1,366
Tax Gross-Ups (2)	$373	—	—
Other (3)	$52,025	$14,184	$14,945
Total	$235,932	$124,892	$122,304
(1)Perquisites are airline club memberships and spousal travel.
(2)Mr. Butler received a tax gross-up of his service awards.
(3)Amounts listed in “Other” consist of employer-paid disability insurance premiums, employer-paid umbrella excess liability premiums, and payout of float holidays.

Grants of Plan-Based Awards Table
The following table sets forth information concerning all plan-based awards granted to the NEOs for the year ended December 31, 2025. There are no estimated payouts in the future under our incentive plans.
GRANTS OF PLAN-BASED AWARDS
For Year Ended December 31, 2025

				(A) Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		(B) Estimated Possible Payouts Under Equity Incentive Plan Awards		All Other Stock Awards Number of Shares of Stock	Grant Date Fair Value of Stock Awards (2) ($)
Name	Grant Date	Plan Name (1)		Target ($)	Maximum ($)	Target ($)	Maximum ($)	(#)
J.C. Butler, Jr.	N/A	Short-Term Plan	(3)	$809,370	$1,214,055	N/A	N/A	N/A	N/A
	2/17/2026	Long-Term Equity Plan	(4)	$579,149	$1,158,298	$1,075,563	$2,151,126	N/A	$2,257,721
Carroll L. Dewing	N/A	Short-Term Plan	(3)	$187,245	$280,868	N/A	N/A	N/A	N/A
	2/17/2026	Long-Term Equity Plan	(4)	$92,114	$184,228	$171,069	$342,138	N/A	$359,082
John D. Neumann	N/A	Short-Term Plan	(3)	$176,760	$265,140	N/A	N/A	N/A	N/A
	2/17/2026	Long-Term Equity Plan	(4)	$79,051	$158,102	$146,809	$293,618	N/A	$308,151
(1)There are no minimum or threshold payouts under any of our incentive plans.
(2)Amounts in this column reflect the grant date fair value of shares of stock that were granted and issued under the Long-Term Equity Plan determined in accordance with FASB ASC Topic 718. These amounts are also reflected in the Summary Compensation Table.
(3)Awards under the Short-Term Plan are based on a one-year performance period that consists solely of the 2025 calendar year. The awards are paid out as soon as practicable after they are approved by the CHC Committee. Therefore, there is no payout opportunity for post-2025 years under this plan. The amounts disclosed are the target and maximum awards that were established by the CHC Committee in February 2025. The amount the NEOs actually received is disclosed in the Summary Compensation Table on page 28.
(4)Awards under the Long-Term Equity Plan are based on a one-year performance period that consists solely of the 2025 calendar year. The awards are paid out, partially in restricted stock and partially in cash, as soon as practicable after they are approved by the CHC Committee so there is no payout opportunity for post-2025 years under the plan. The stock portion of the awards is subject to transfer restrictions, generally for a period of ten years from the last day of the performance period, as described under the Long-Term Incentive Compensation section beginning on page 21. The amounts disclosed are the dollar values of the target and maximum awards that were established by the CHC Committee in February 2025. The targets listed include the 15% increase to account for the immediately taxable nature of the equity awards and were calculated using a 200% maximum award value. The 35% cash portion of the award is listed in column (A) of this table. The 65% stock portion of the award is listed in column (B) of this table. The cash amount the NEOs actually received is disclosed in the Summary Compensation Table on page 28.

Description of Material Factors Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table
The compensation of the NEOs consists primarily of the following components: base salary (which includes the perquisite allowance); short-term cash incentives; and long-term equity and non-equity incentives. All of the NEOs also receive various retirement benefits. Each of these components is described in detail in the Compensation Discussion and Analysis that begins on page 13. Additional details of certain components are provided below.

Equity Compensation
    All salaried employees in salary grades 14 and above, including the NEOs, participated in the Long-Term Equity Plan. All employees are also eligible to receive discretionary equity awards under the Supplemental Equity Plan. All awards are based on one-year performance periods and are immediately vested and paid (subject to transfer restrictions) when approved by the CHC Committee. Therefore, no equity awards remain unearned and outstanding to vest for the year ended December 31, 2025.

Awards under the Long-Term Equity Plan are paid partially in cash and partially in the form of fully vested shares of restricted stock that are subject to transfer restrictions generally for a period of up to ten years from the last day of the performance period. Refer to Long-Term Incentive Compensation beginning on page 21 and Note (4) of the Grants of Plan-Based Awards table on page 30 for additional information regarding our equity awards. Refer to Incentive Compensation beginning on page 18 for additional information regarding our other incentive awards referenced in the Grants of Plan-Based Awards table. Refer to Total Target Compensation on page 17 and Direct Compensation Components beginning on page 17 for additional information regarding the amount of salary and bonus compensation in proportion to total compensation.
We do not sponsor any stock option plans and the Company did not grant any stock options during the year ended December 31, 2025 to any person, including the NEOs.
The following table reflects the stock awards issued under the Long-Term Equity Plan for 2025 performance. No stock awards were issued under the Supplemental Equity Plan for services in 2025.

STOCK VESTED For Year Ended December 31, 2025
Named Executive Officer (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (2)
J.C. Butler, Jr.	30,853	$1,757,695
Carroll L. Dewing	5,915	$336,978
John D. Neumann	5,160	$293,965
(1)     The amounts shown in this table represent the net amounts received by Messrs. Butler, Dewing and Neumann. Their awards were granted pursuant to a net exercise, by which a portion of the shares of stock issued on the grant date were subject to immediate surrender to the Company to pay for the taxes associated with the stock portion of the award. Prior to the net exercise, Mr. Butler received 39,630 shares, with a fair market value of $2,257,721; Mr. Dewing received 6,303 shares, with a fair market value of $359,082; and Mr. Neumann received 5,409 shares, with a fair market value of $308,151.
(2)    The value realized on vesting is the average of the high and low price of Class A Common ($56.970) on the February 17, 2026 grant date under the Long-Term Equity Plan for the 2025 awards, multiplied by the number of award shares received when granted, which is also the vesting date.

Potential Payments Upon Termination/Change in Control
As discussed in more detail under Limited Change in Control Benefits for All Employees on page 25, participants will also receive a pro-rated target award for the year of the change in control under our incentive plans.
For purposes of calculating the amount of any potential payments to the NEOs under the table below, we have assumed that a change in control occurred on December 31, 2025. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.

POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL
Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets in Year of Change in Control ($) (1)	Estimated Total Value of all Payments on Change in Control ($) (2)
J.C. Butler, Jr.	$2,464,082	$2,464,082
Carroll L. Dewing	$450,636	$450,636
John D. Neumann	$402,620	$402,620
(1)This column reflects the award targets under the 2025 incentive plans for the NEOs. Under the change in control provisions of the plans, the NEOs are assumed to have been entitled to receive their award targets for 2025 if a change in control had occurred on December 31, 2025. Awards under the Long-Term Equity Plan are denominated in dollars and the amounts shown in the above-table reflect the dollar-denominated 2025 target awards. As described in Note (4)

to the Grants of Plan-Based Awards Table, Messrs. Butler, Dewing and Neumann would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted Class A Common.
(2)A "change in control" for purposes of these plans generally consists of any of the following, provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Code:
(A) An acquisition of more than 50% of the voting securities of the Company (for those plans that cover the employees of the Company) or the voting securities of the subsidiary (for those plans which cover the employees of the subsidiary); other than acquisitions directly from the Company or the subsidiary, as applicable, involving (1) any employee benefit plan; (2) the Company; (3) the applicable subsidiary or one of its affiliates; or (4) the parties to the stockholders' agreement discussed under "Amount and Nature of Beneficial Ownership - Class B Common Stock" on page 53.
(B) The members of the Company's current Board (and their approved successors) ceasing to constitute a majority of the Company's Board or, if applicable, the board of directors of a successor of the Company.
(C) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor.
(D) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply: (1) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and (2) at the time of the execution of the initial agreement, or of the action of the Board of the Company providing for such business combination, at least a majority of the members of the Board of the Company were incumbent Directors.

Nonqualified Deferred Compensation Benefits
Refer to Retirement Plans on page 24 for a detailed description of our nonqualified deferred compensation plans. The following table sets forth information concerning benefits earned by, and paid to, the NEOs under our nonqualified defined contribution, deferred compensation plans.
NONQUALIFIED DEFERRED COMPENSATION
For Year Ended December 31, 2025

Name	Applicable Plan	Executive Contributions in 2025 ($) (1)	Employer Contributions in 2025 ($) (2)	Aggregate Earnings in 2025 ($) (2)	Aggregate Withdrawals/ Distributions in 2025 ($)	Aggregate Balance at December 31, 2025 ($) (3)
J.C. Butler, Jr.	Excess Plan	$63,002	$131,517	$27,598	$212,859	$222,117
Carroll L. Dewing	Excess Plan	$92,468	$58,966	$13,578	$151,779	$165,012
John D. Neumann	Excess Plan	$18,190	$55,585	$11,719	$89,510	$85,494
(1)These amounts, which were otherwise payable in 2025 but were deferred at the election of the NEOs, are included in "Salary" in the 2025 Summary Compensation Table.
(2)All employer contributions and the "above-market earnings" portion (i.e., the interest earned in excess of 120% of the long-term applicable federal rate) of the amounts shown in the "Aggregate Earnings" column are also included in "All Other Compensation" in the 2025 Summary Compensation Table.
(3)For the Excess Plan Aggregate Balance, $213,677 of Mr. Butler's account balance, $159,096 of Mr. Dewing's account balance and $82,241 of Mr. Neumann's account balance are reported as 2025 compensation in the 2025 Summary Compensation Table. Because the entire account balance under the Excess Plan is paid out each year, none of their current account balance was previously reported in prior Summary Compensation Tables.

Defined Benefit Pension Plans
The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the NEOs under our frozen qualified and nonqualified pension plans:
PENSION BENEFITS
As of Year Ended December 31, 2025

Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
J.C. Butler, Jr.	N/A (2)	N/A	N/A	N/A
John D. Neumann	N/A (2)	N/A	N/A	N/A
Carroll L. Dewing (3)	Coteau Plan	25.92	—	$498,266
	SERP	25.92	$31,847	—
(1)The amounts shown were determined as of December 31, 2025, which is the measurement date used in the Company's financial statements for pension benefits. In determining the amounts shown, the following material assumptions were used for the plans:
•A discount rate of 4.87% for the SERP;
•The Pre-2012 mortality table, projected generationally with scale MP2021, with white collar adjustments (SERP); and
•The assumed retirement age for all plans is the earlier of (1) the plan's stated normal retirement age or (2) the earliest age at which retirement benefits are available without reduction for age, with no pre-retirement decrement.
As discussed under Retirement Plans on page 24, the Coteau Plan was terminated in 2025 and Mr. Dewing's benefit of $498,266 was paid in a lump sum on September 1, 2025.
(2)Messrs. Butler and Neumann never participated in any of our frozen pension plans.
(3)Mr. Dewing earned a pension benefit under the Coteau Plan from January 29, 1979 through December 31, 2004. He also earned a non-qualified pension benefit under the SERP. While his pension benefits were frozen on December 31, 2004, his pension benefits were increased by a cost-of-living adjustment through December 31, 2013. His pension is computed under the following formula: (1) 1.1% of "final average pay" multiplied by years of credited service up to 30, plus (2) 0.5% of final average pay multiplied by years of credited service in excess of 30. Additional benefits are paid for earnings in excess of "covered compensation" taken into account for federal Social Security purposes. "Final average pay" is his average annual earnings for the highest five years during the last ten years prior to the freeze date. Pensionable earnings included only base salary, cash in lieu of perquisites and short-term incentive compensation payments and excluded all other forms of compensation. Mr. Dewing was 100% vested. The normal form of payment is a single life annuity for unmarried participants and a 50% or 75% joint and survivor annuity for married participants. Other forms of annuity payments are also available. Annuity benefits are reduced to reflect the survivorship protection. The Coteau Plan was amended to allow active and terminated deferred vested employees to elect a lump sum distribution. Mr. Dewing elected the lump sum distribution.

CEO Pay Ratio
Overview
This pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision.
For 2025, we elected to use the same median employee identified for purposes of our pay ratio disclosure for 2024 because there have been no changes in our employee population or employee compensation arrangements or practices that we reasonably believe would significantly impact our pay ratio.

Measurement Date
Because we elected to use the same median employee as identified for our 2024 pay ratio disclosure, we utilized a measurement date of October 31, 2024, which reflects an employee population of approximately 1,980 individuals during the measurement period.
Consistently Applied Compensation Measure
To determine our median employee, compensation was calculated based on total taxable earnings for each individual of the employee population, excluding Mr. Butler. For that purpose, we examined the total taxable earnings for such individuals for the period January 1, 2024 to October 31, 2024. In this examination, we included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total taxable earnings, and we did not annualize the taxable earnings for any employees that were not employed by us for all of 2024. We also did not exclude any employees from this examination and did not utilize any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure.
2025 CEO Pay Ratio
We calculated total compensation for 2025 for the median employee using the same methodology we use for our NEOs as set forth in the 2025 Summary Compensation Table, which median employee annual total compensation we determined to be $141,536. CEO compensation for purposes of this disclosure represents the total compensation reported for Mr. Butler under the 2025 Summary Compensation Table for the year ended 2025, which was $5,106,719. As a result, the CEO pay ratio is approximately 36:1.

CEO Pay Ratio
32
33
22
34
42
35
37
36
2018
2019
2020
2021
2022
2023
2024
2025

Pay Versus Performance
Overview

As required by pay versus performance (“PVP”) rules, the following Pay Versus Performance table (“PVP Table”) provides SEC-required information about compensation for our 2023, 2024 and 2025 NEOs. The PVP Table also provides information about the results for certain measures of financial performance during those same covered years. This information is provided based on our status as a smaller reporting company.

PAY VERSUS PERFORMANCE(1)
Year (a)	Summary Compensation Table (“SCT”) Total for PEO (1) (b)	Compensation Actually Paid to PEO (1)(2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1)(2) (e)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (TSR) (3) (f)	Net Income (4) (g)
2025	$5,106,719	$4,792,453	$1,202,678	$1,141,537	$39.76	$17,574,000
2024	$4,957,496	$4,831,969	$1,174,932	$1,156,346	$(17.18)	$33,741,000
2023	$4,304,928	$4,395,683	$1,048,890	$1,061,488	$(1.51)	$(39,587,000)

(1)J.C. Butler, Jr. was our principal executive officer (“PEO”) for the full year for each covered year. Carroll L. Dewing and John D. Neumann were our non-PEO named executive officers for each covered year. The information in columns (b) and (d) of this PVP Table comes directly from this and prior years' Summary Compensation Tables, without adjustment.

(2)For 2025, in determining both the "compensation actually paid" ("CAP") to our PEO and the average CAP to our non-PEO named executive officers for purposes of this PVP Table, we deducted from or added back to the total amounts of compensation reported in column (b) or (d) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2025
For J.C. Butler, Jr.:
minus SCT “Stock Awards” column value	$(2,257,721)
plus year-end fair value of outstanding equity awards granted in Covered Year	$1,943,455
For Non-PEO Named Executive Officers (Average):
minus change in actuarial present value of pension benefits	$(14,702)
minus SCT “Stock Awards” column value	$(333,617)
plus year-end fair value of outstanding equity awards granted in Covered Year	$287,178

Please note that, while similar adjustment information was provided in our 2025 proxy statement for 2023 and 2024, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because it is not material to our stockholders' understanding of the information reported in the PVP table for 2025 or the relationship disclosures provided below.

(3)For each covered year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value of $1.00 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on NYSE on December 31, 2022 through and including the last day of the covered year (each one-year, two-year and three-year period, a “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period ($38.00 per share). Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the covered year-end values of such investment as of the end of 2025, 2024, and 2023, as applicable. Because covered years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)Net income is calculated in accordance with U.S. generally accepted accounting principles.

Description of Relationships Between Compensation Actually Paid and Certain Financial Performance Measure Results

The following charts provide, across the covered years, a clear description of the relationships between (1) CAP to the PEO and the financial performance measures results set forth in columns (f) and (g) of the PVP Table above, and (2) average CAP to our non-PEO named executive officers and the financial performance measures results set forth in columns (f) and (g) of the PVP Table above.

Relationship of Compensation Actually Paid to Company Net Income
Compensation Actually Paid
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Company Net Income (Loss)
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
$-10,000,000
$-20,000,000
$-30,000,000
$-40,000,000
$-50,000,000
2023
2024
2025
Average Non-PEO Actual Pay
PEO Actual Pay
Net Income (Loss)

Relationship of Compensation Actually Paid to Company TSR
Compensation Actually Paid
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2023
2024
2025
TSR
$40
$30
$20
$10
$—
$(10)
$(20)
Average Non-PEO Actual Pay
PEO Actual Pay
TSR

The following are the two financial performance measures that we used to link compensation actually paid to our named executive officers for the year ended December 31, 2025 to our performance:

Consolidated Operating Profit
Consolidated ROTCE

PART III - PROPOSALS TO BE VOTED ON AT THE 2025 ANNUAL MEETING

PROPOSAL 1 - ELECTION OF DIRECTORS
Director-Nominee Information
Our Board has nominated eleven Directors for election at the Annual Meeting. The Directors will hold office from election until the next annual meeting and until their successors are elected or until their death, resignation or removal. All of the nominees named in the following table are currently Company Directors who were elected at our 2025 annual meeting of stockholders.
It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees listed below unless contrary instructions are received. We have no reason to believe that any of the nominees will be unable to serve if elected. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides biographical information about each Director nominee. We have also highlighted certain notable qualifications and skills that led our Board to the conclusion that each of them should serve as a Director. We believe that the nomination of each of our Director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and has the judgment, skill, independence and experience required to serve as a member of our Board. Each Director has also demonstrated a strong commitment of service to the Company.

J.C. Butler, Jr.: Age 65; Director Since 2017
President and CEO of the Company from prior to 2021 to present. President and CEO of NNR from prior to 2021 to present. From prior to 2021 to present, Director of Hyster-Yale, Inc. ("Hyster-Yale") and of Hamilton Beach Brands Holding Company ("HBBHC"). Director of Midwest AgEnergy Group, a developer and operator of ethanol facilities in North Dakota, from prior to 2021 to 2022. Serves on the boards of the National Coal Council and National Mining Association, and is a member of the Management Committee of the Lignite Energy Council.

With over 25 years of service in the Company's senior management, including as the President and Chief Executive of the Company and NNR, Mr. Butler has extensive knowledge of our operations and strategies.

John S. Dalrymple, III: Age 77; Director Since 2017
Self-employed (Owner and Manager, Dalrymple Farms from prior to 2021 to present). Former Governor of North Dakota.

Mr. Dalrymple's experience as the owner and manager of one of the largest agricultural farms in North Dakota, which was established in 1875 as North Dakota’s first large-scale wheat farm, and as the former chief executive of North Dakota enables him to provide our Board with significant insight with respect to strategy, leadership, management and our operations, as well as the political and regulatory landscape in North Dakota, where NACCO Natural Resources Corporation has multiple operations.

John P. Jumper: Age 81; Director Since 2012
Retired Director and former Chairman and CEO of Leidos Holdings, Inc. ("Leidos") (an engineering and information technology company) and Retired Chief of Staff, United States Air Force. From prior to 2021 to present, Director of Hyster-Yale. From prior to 2021 to 2025, Director of HBBHC.

Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board. General Jumper's current and prior service on the boards of other publicly traded corporations, as well as chairman and chief executive officer of two Fortune 500 companies, allow him to provide valuable insight to our Board on matters of strategy and tactics, leadership development, corporate governance and executive compensation. In addition, General Jumper brings extensive cybersecurity knowledge and expertise to our Board. His cybersecurity experience includes overseeing the creation of the first information warfare squadron in the U.S. Air Force during his tenure leading the U.S. Air Force and also serving as CEO of Leidos, which is a leading federal cybersecurity contractor for the U.S. Department of Defense, U.S. Department of Homeland Security and United States Intelligence Communities including the National Security Agency.

Dennis W. LaBarre: Age 83; Director Since 1982
Retired Partner of Jones Day (a law firm). From prior to 2021 to present, Director of Hyster-Yale and HBBHC.

Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly traded and private corporations regarding strategic, corporate governance, compliance and other domestic and international business and transactional matters. In addition, he was a member of senior management of a major international law firm for more than 30 years. These experiences enable him to provide our Board with an expansive view of the legal and business issues pertinent to the Company, which is further enhanced by his extensive knowledge of us as a result of his many years of service on our Board and through his involvement with numerous board committees.

W. Paul McDonald: Age 67; Director Since 2024
Retired Vice President - Engineering of Pioneer Natural Resources Company (an oil and gas company).

Through his extensive career, Mr. McDonald developed technical expertise in the oil and gas industry. Mr. McDonald joined Pioneer Natural Resources Company in 1993 and served in various executive leadership roles until his retirement in 2019. Mr. McDonald has over thirty-five years of experience in the oil and gas industry and brings a depth of engineering and operational expertise in the oil and gas industry to the Board, along with an understanding of broader industry trends. In addition to his extensive oil and gas experience, Mr. McDonald brings valuable and proven leadership and management skills to our Board.

Michael S. Miller: Age 74; Director Since 2016
Retired Managing Director of The Vanguard Group (a registered investment advisor). From prior to 2021 through 2022, Director of Vanguard's Irish-domiciled funds and management company. From prior to 2021 to present, Director of HBBHC. From March 2021 to present, Board Trustee of Vanguard Charitable.

Mr. Miller brings vast experience from nearly 20 years in senior management of The Vanguard Group, a major financial services and investment management company, where his responsibilities included portfolio review, new fund development, government and public relations, communications, marketing, corporate strategy, enterprise risk management, compliance and information security. In addition, his experience as a partner of a major law firm, and his service on the boards of many academic and civic institutions provide valuable insight to the Board. Mr. Miller provides our Board with financial, legal, human capital, compliance/risk management and strategic planning expertise gained through his careers in finance and law and his service on the audit committees of Vanguard's Irish-domiciled funds and management company and, prior to his retirement, various audit committees of Vanguard's affiliated companies.

Alfred M. Rankin, Jr.: Age 84; Director Since 1972
Non-Executive Chairman of the Company and Non-Executive Chairman of NNR. Chairman, President and CEO of the Company until September 2017. From May 2023 to present, Executive Chairman of Hyster-Yale. From prior to 2021 to May 2023, Chairman and CEO of Hyster-Yale and Chairman of Hyster-Yale Materials Handling, Inc. (f/k/a Hyster-Yale Group). From 2018 to February 2021, President of Hyster-Yale. From prior to 2021 to present, Non-Executive Chairman of HBBHC and its principal subsidiary, Hamilton Beach Brands, Inc.

In over 50 years of service to the Company as a Director and over 35 years in senior management, Mr. A. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board unique insight resulting from his service on the boards of other publicly traded corporations and the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland's cultural institutions, he provides a valuable link between our Board, the Company, and the community surrounding our corporate headquarters. Mr. A. Rankin is also the grandson of the founder of NACCO and brings the perspective of a long-term taxable stockholder to our Board.

Matthew M. Rankin: Age 53; Director Since 2017
President and CEO of Carlisle Residential Properties (a real estate property management and development company) from prior to 2021 to present.

Mr. M. Rankin's experience as the chief executive of a significant property management and development company and his background in commercial lending allow him to provide valuable insight to the Board, including significant financial insights and perspectives. Mr. M. Rankin is the great-grandson of the founder of the Company and brings the perspective of a long-term taxable stockholder to our Board.

Valerie Gentile Sachs: Age 70; Director Since 2023
Retired Vice President, General Counsel and Corporate Secretary of OM Group, Inc., a formerly publicly traded global developer and manufacturer of magnetic technologies, battery technologies and engineered specialty chemicals. From prior to 2021 to present, Director of CECO Environmental Corp.

Ms. Sachs is a business-oriented lawyer with more than 25 years of experience advising public companies. Ms. Sachs served as Vice President, General Counsel and Corporate Secretary of OM Group, Inc., a mining company and global developer and manufacturer of magnetic technologies, battery technologies and engineered specialty chemicals, from 2005 until its sale to Apollo Global Management in 2015. She also served on boards of directors and acted as managing director of numerous U.S. and non-U.S. entities affiliated with OM Group.

Ms. Sachs brings extensive legal, executive management and leadership experience, having served on executive management teams of public companies that have effectively worked through strategic transitions, integrations and restructurings. She has expertise in the areas of corporate governance, compliance and executive compensation, which provides strong support and additional depth to our Board and to the committees on which she serves.

Robert S. Shapard: Age 70; Director Since 2020
Retired Chief Executive Officer of Oncor Electric Delivery. From prior to 2021 to present, Mr. Shapard has served as a Director of Oncor Electric Delivery and Leidos.

As an experienced executive of a large electric utility company in the power generation industry, Mr. Shapard provides our Board with significant insight into operations, leadership and management, particularly with respect to the power generation industry and the perspective of our power generation customers. This provides our Board with a unique perspective on issues that are important to our business. In addition, Mr. Shapard’s previous experience as a chief financial officer provides expertise critical to our Board and the committees on which he serves.

Britton T. Taplin: Age 69; Director Since 1992
Self-employed (personal investments) from prior to 2021 to present. Mr. Taplin also serves as a Director of Hyster-Yale and Hamilton Beach Brands, Inc. from prior to 2021 to present.

As a member of our Board for more than 30 years, Mr. Taplin has extensive knowledge of the mining industry and the Company. Mr. Taplin is the grandson of the founder of the Company and brings the perspective of a long-term taxable stockholder to our Board.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES PRESENTED IN PROPOSAL 1.
Procedures for Submission and Consideration of Director Candidates
Stockholder recommendations for nominees for election to our Board must be submitted to NACCO Industries, Inc., 22901 Millcreek Blvd., Suite 600, Cleveland, Ohio 44122-5724, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The NCG Committee will consider such recommendations if they are in writing and set forth the following information:
1.the name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;
2.complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;
3.the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our Directors;
4.the disclosure of any relationship the candidate has with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.a description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a Director, if elected; and
6.a written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and will consent to be named in our Proxy Statement and to serve as one of our Directors, if elected.
The NCG Committee has not specifically identified or published qualifications, qualities or skills that our Directors must possess. In evaluating Director nominees, the NCG Committee will consider such factors as it deems appropriate, and other factors identified by our Board. The NCG Committee will consider factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character and the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board and other new Director candidates. The NCG Committee's goal in selecting Directors for nomination to our Board is generally to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.
The NCG Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our Directors. Following such consideration, the NCG Committee may seek additional information regarding, and may request an interview with, any candidate. Based upon all such information, the NCG Committee will meet to determine whether to recommend the candidate to our Board. The NCG Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The NCG Committee utilizes a variety of methods for identifying and evaluating nominees for Directors. The NCG Committee regularly reviews the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the NCG Committee may consider various potential candidates. Candidates may be recommended by current members of our Board, third-party search firms or stockholders. The NCG Committee did not retain a search firm during the past fiscal year. The NCG Committee generally does not consider recommendations for Director nominees submitted by individuals who are not stockholders or otherwise affiliated with us. To preserve its impartiality, the NCG Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.
Director Compensation
The CHC Committee retained Korn Ferry to evaluate the compensation program for the Directors. Korn Ferry performs an in-depth evaluation of our Director compensation program on a triennial basis, which last occurred in August 2024, and performs interim reviews annually. Korn Ferry utilizes the National Association of Corporate Directors' survey of director compensation, focusing on small companies, which have $500 million to $1 billion in annual revenues. Korn Ferry recommends changes to our Director compensation program based on its review of our program and the survey data.
Korn Ferry also reviews the compensation structure for our Non-Executive Chairman, which for 2025 included an annual retainer of $300,000 to serve as Chairman and $100,000 in consulting fees for consulting services Mr. A. Rankin provides to the Company that are in addition to his responsibilities as Chairman of the Board. Mr. A. Rankin has extensive executive management experience (including long-tenured service as a public company CEO) and provides valuable advice and insight regarding the Company's development and implementation of its strategic priorities and risk management programs. Additional information concerning Mr. A. Rankin's responsibilities under the consulting agreement are discussed in Note (4) to the Director Compensation Table. Based on Korn Ferry's review of Mr. A. Rankin's compensation structure, the CHC Committee has determined that Mr. A. Rankin's compensation is reasonable for his duties and responsibilities and the services he provides.
The following table sets forth all compensation of each Director for services as our Directors rendered during 2025, other than J.C. Butler, Jr. In addition to being a Director, Mr. Butler serves as President and CEO of the Company and NNR. He does not receive any compensation for his services as a Director and his compensation for services as one of our executive officers is shown in the Summary Compensation Table on page 28.

DIRECTOR COMPENSATION
For Year Ended December 31, 2025

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
John S. Dalrymple, III	$90,088	$123,408	$8,409	$221,905
John P. Jumper	$85,088	$123,408	$8,409	$216,905
Dennis W. LaBarre	$100,088	$123,408	$5,436	$228,932
W. Paul McDonald	$77,088	$123,408	$8,409	$208,905
Michael S. Miller	$105,088	$123,408	$8,409	$236,905
Alfred M. Rankin, Jr. (4)	$120,080	$214,935	$105,436	$440,451
Matthew M. Rankin	$97,088	$123,408	$8,409	$228,905
Roger F. Rankin	$50,300	$94,117	$2,187	$146,604
Lori J. Robinson	$34,586	$50,812	$182	$85,580
Valerie Gentile Sachs	$92,088	$123,408	$8,409	$223,905
Robert S. Shapard	$105,088	$123,408	$3,310	$231,806
Britton T. Taplin	$67,088	$123,408	$5,436	$195,932
(1)Amounts in this column reflect the annual retainers and other fees earned by the Directors in 2025. They also include cash payment for fractional shares of Class A Common that were paid under NACCO Industries, Inc.'s Non-Employee Directors' Equity Compensation Plan ("Non-Employee Directors' Plan") described below.
(2)Under the Non-Employee Directors' Plan, the Directors are required to receive a portion of their annual retainer in shares of Class A Common (the "Mandatory Shares"). They are also permitted to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common (the "Voluntary Shares"). Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares and Voluntary Shares that were granted to Directors under the Non-Employee Directors' Plan, determined pursuant to FASB ASC Topic 718. See Note (2) to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 for more information regarding the accounting treatment of our equity awards. All Mandatory Shares and Voluntary Shares are immediately vested when granted. Therefore, no equity awards remained outstanding at the end of the fiscal year ended December 31, 2025.
(3)The amount listed includes: (1) Company-paid life insurance premiums; (2) other Company-paid premiums for accidental death and dismemberment insurance for the Director and his or her spouse (other than for Mr. Shapard's spouse); and (3) personal excess liability insurance premiums for the Directors and immediate family members (other than Messrs. LaBarre, A. Rankin, and Taplin and General Robinson). The amount listed also includes charitable contributions made in our name on behalf of the Director and their spouse under our matching charitable gift program in the amount of $5,000 for each Director (other than General Robinson and Messrs. R. Rankin and Shapard, whose amount is $0). Note (4) below describes additional amounts reported in the "All Other Compensation" column for Mr. A. Rankin.
(4)Upon Mr. Alfred M. Rankin Jr.'s retirement from the Company, the Company and Mr. A. Rankin entered into a consulting agreement independent of his continuing role as the Non-Executive Chairman of the Board. The Company believes that Mr. A. Rankin's extensive experience transitioning NACCO from underground mining to surface mining in the 1980s is vital as the Company pursues non-coal mining opportunities. Mr. A. Rankin meets with senior management on a regular basis to discuss growth and diversification strategies, including (a) possible investment opportunities in our mitigation resources and minerals management businesses, (b) improving return on capital for investments at MLMC and North American Mining, and (c) developing other non-coal mining opportunities. Mr. A. Rankin meets with the CEO more frequently, which can be numerous times a month, to further discuss Company strategy. The Company pays Mr. A. Rankin a monthly consulting fee of $8,333.33 for services under the consulting agreement. The consulting agreement continued in effect until December 31, 2025. In addition to the items described in Note (3) above, the amount reported for Mr. A. Rankin in the "All Other Compensation" column includes $100,000 in consulting fees paid for 2025.

Additional Information Relating to the Director Compensation Table
Each non-employee Director is entitled to receive the following compensation for service on our Board and the NNR Board:

Type of Compensation	Amount
Annual Board Retainer:	$179,000 ($112,000 of which is required to be paid in shares of Class A Common) except that the Chairman receives an annual retainer of $300,000 ($195,000 of which is required to be paid in shares of Class A Common)
Annual Committee Retainer:	$8,000 Audit Review Committee member; $5,000 for members of other Board committees except the Executive Committee; and $0 for Executive Committee
Committee Chairman Retainer:	$20,000 Audit Review Committee Chairman; $15,000 Compensation and Human Capital Committee Chairman; $10,000 for Chairman of other Board Committees except the Executive Committee; and $0 for Executive Committee
The retainers are paid quarterly in arrears. Each Director is also reimbursed for expenses incurred as a result of attendance at meetings. We also may make chartered aircraft available to Directors for attendance at meetings.
Under the Non-Employee Directors' Plan, each non-employee Director except the Chairman receives $112,000 of his or her $179,000 retainer in the form of restricted shares of Class A Common while the Chairman receives $195,000 of his $300,000 retainer in the form of restricted shares of Class A Common. Any fractional shares are paid in cash. The number of shares of Class A Common issued to a Director is determined by the following formula:
the dollar value of the portion of the applicable retainer that was earned by the Director each quarter divided by
the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
These shares are fully vested on the date of grant, and the Director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the Directors are generally required to hold the shares for a period of ten years from the last day of the calendar quarter for which the shares were earned and, during that ten-year holding period, the shares cannot be assigned or transferred except in the event of divorce or to a trust for the benefit of the Director or his spouse, children or grandchildren. The transfer restrictions lapse earlier in the event of:
•Death; permanent disability or five years from the date of the Director's retirement;
•The date that a Director is both retired from our Board and has reached age 70; or
•At such other time as determined by the Board in its sole discretion.
In addition, each Director may elect to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his retainers. However, these Voluntary Shares are not subject to the previously described transfer restrictions.
Each Director may also receive (1) $50,000 in Company-paid life insurance; (2) Company-paid accidental death and dismemberment insurance for the Director and spouse; (3) $10 million in personal excess liability insurance for the Director and immediate family members who reside with the Director and (4) up to $5,000 per year in matching charitable contributions.

PROPOSAL 2 - APPROVAL OF NACCO INDUSTRIES INC.'S AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
We are asking our stockholders to approve NACCO Industries, Inc.'s Amended and Restated Executive Long-Term Incentive Compensation Plan (the "Amended Long-Term Equity Plan") that was adopted by the Company's CHC and Board effective March 1, 2026. Prior versions of the plan document were previously approved by stockholders, most recently in 2023 (the "Current Plan"). If approved by stockholders, the Amended Long-Term Equity Plan will replace the Current Plan.

In approving the Amended Long-Term Equity Plan, the Board made the following material changes, along with certain other immaterial and clarifying changes, to the Current Plan:

•Increase in Shares Available for Awards: Effective March 1, 2026, the number of Class A Common shares under the Amended Long-Term Equity Plan is 800,000. For more information regarding the shares available for issuance, see "Why We Believe You Should Vote for Proposal 2" below.

•Extension of Plan Term: The Current Plan provides that no Award Shares may be issued or transferred under the Current Plan on or after March 1, 2033. The Amended Long-Term Equity Plan provides that no Award Shares may be issued or transferred under the Amended Long-Term Equity Plan on or after March 1, 2036.

Why We Believe You Should Vote for Proposal 2. The Amended Long-Term Equity Plan authorizes our CHC to provide performance-based award opportunities that are payable partly in cash and partly in Class A Common shares for the purpose of providing certain key employees with incentives and rewards for performance. Some of the key features of the Amended Long-Term Equity Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success continues to depend in part on our ability to attract, motivate and retain high-quality employees and the ability to provide equity-based and incentive-based awards under the Amended Long-Term Equity Plan is critical to achieving this goal. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our officers and other key employees.

The use of Class A Common shares as part of our compensation program is important because it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe equity compensation provides additional motivation for employees to create stockholder value because the value they realize from their equity compensation is based on our stock price performance.

Equity compensation also aligns the compensation interests of our key employees with the investment interests of our stockholders and promotes a focus on long-term value creation, because our equity compensation awards are generally subject to performance criteria and lengthy holding periods. As of March 4, 2026, 392,280 shares remained available for issuance under the Current Plan. If the Amended Long-Term Equity Plan is not approved, we may be compelled to increase significantly the cash component of our key employee compensation, which may not necessarily align compensation interests with the investment interests of our stockholders. Replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.

The following summary provides our view of (1) aggregated information regarding the dilution associated with the Current Plan and the potential stockholder dilution that would result if the proposed share increase under the Amended Long-Term Equity Plan is approved, as well as (2) information regarding share usage (the "burn rate") under certain plans. This information is as of March 4, 2026. As of that date, there were approximately 5,971,635 shares of Class A Common outstanding.

Under the terms of the Current Plan, a maximum of 800,000 shares of Class A Common (subject to adjustment as described in the Current Plan) were available to be issued as Award Shares of which 407,720 shares of Class A Common had been issued (6.82% of our outstanding Class A Common shares) and 392,280 shares of Class A Common (6.57% of our outstanding Class A Common shares) remained available for issuance as of March 4, 2026. Upon approval of the Amended Long-Term Equity Plan requested in this Proposal 2, the maximum number of shares under the Amended Long-Term Equity Plan will be an aggregate of 800,000 shares of Class A Common (subject to adjustments as described in the Amended Long-Term Equity Plan). With 392,280 shares of Class A Common remaining available under the Current Plan, so that the new share request of 407,720 shares represents approximately 6.82% of our outstanding Class A Common shares. This percentage reflects our view of the additional potential simple dilution of our stockholders that could occur if the Amended Long-Term Equity Plan is approved.

Based on the closing price on the NYSE for our Class A Common shares on March 4, 2026 of $58.21 per share, the aggregate market value of the additional 407,720 shares of Class A Common requested for issuance under the Amended Long-Term Equity Plan was approximately $23,733,381.

Award Shares were issued during the year after the end of the applicable performance period. For the 2023 and 2024 performance periods, we issued 120,649 in 2024 and 162,670 shares of Class A Common in 2025, respectively. Based on our basic weighted average shares of Class A Common outstanding of 5,858,915 in 2024 and 5,797,293 in 2025, our average burn rate was 2.43% for the two-year period (2.78% in 2024 and 2.08% in 2025). For the 2025 performance period, we issued 124,401 Award Shares under the Current Plan in 2026.

In determining the number of shares to request for approval under the Amended Long-Term Equity Plan, our management team worked with the CHC to evaluate a number of factors, including our recent share usage and total potential dilution level.

Depending on the number of future participants, Company performance and stock price, we expect that the shares of Class A Common that will be available for issuance under the Amended Long-Term Equity Plan would be sufficient to fund the program for about four years, but the shares could last for a different period of time if actual practice does not match prior grant rates or our stock price changes materially. As noted below, our CHC would retain full discretion under the Amended Long-Term Equity Plan to determine the number and amount of awards to be granted under the Amended Long-Term Equity Plan, subject to the terms of the Amended Long-Term Equity Plan. Other than certain target award opportunities granted for the 2026 performance period and described below under "New Plan Benefits," future benefits that may be received by participants under the Amended Long-Term Equity Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. It is the CHC's practice to only designate senior management employees as being eligible to receive equity compensation, including senior management employees of our subsidiaries. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

The following summary of the Amended Long-Term Equity Plan is qualified in its entirety by reference to the Amended Long-Term Equity Plan attached to the Proxy Statement as Appendix A.

Purpose. The purpose of the Amended Long-Term Equity Plan continues to be to further our long-term interests by enabling the Company and its subsidiaries to attract, retain and reward executive employees who will be in a position to make contributions to the Company by providing long-term incentive compensation opportunities.

Administration and Eligibility. The Amended Long-Term Equity Plan will generally continue to be administered by the CHC. The CHC has authority to, among other things, interpret the Amended Long-Term Equity Plan and establish rules and regulations for its administration (including guidelines). The CHC, subject to approval by the Board and certain securities and tax law limitations, may amend the Amended Long-Term Equity Plan or terminate it entirely. However, any such amendment will be subject to stockholder approval to the extent required under applicable law or stock exchange requirements. Furthermore, no such action may adversely affect a participant’s rights with regard to an earned but unpaid award, or with regard to Award Shares that were previously issued to the participant, without the participant’s consent.

Salaried employees of the Company and its subsidiaries on a U.S. payroll who, in the judgment of the CHC, occupy an executive position capable of contributing to the interests of the Company may be designated by the CHC to participate in the Amended Long-Term Equity Plan. As of March 4, 2026, 96 employees (out of 1,763 employees) are in the class of eligible participants for the Amended Long-Term Equity Plan. The CHC approves Amended Long-Term Equity Plan participants, the performance period, and applicable performance objectives for each award (not later than the 90th day of the applicable performance period, although new participants may be added at a later date). The basis for participation in the Amended Long-Term Equity Plan by eligible persons is the selection of such persons by the CHC or its delegate in its discretion.

Performance Factors. The CHC establishes goals and formulas under the Amended Long-Term Equity Plan based on specified performance objectives of the participants, the Company and its subsidiaries over the award term. The formula generally must be established no later than 90 days after the commencement of the performance period. Under the terms of the Amended Long-Term Equity Plan, the permissible performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or one or more of the subsidiaries, divisions, business units, departments, regions, functions or other organizational units of the Company or its subsidiaries. Performance objectives may be measured on an absolute or relative basis. Different groups of participants may be subject to different performance objectives for the same performance period. Relative performance may be measured against other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, or against an index or one or more of the performance objectives themselves.

Awards. Each year, the CHC establishes one or more long-term incentive targets for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of salary points assigned to the participant's position and the long-term incentive target percentage for that salary point level. See "Compensation Setting Process - Competitive Market Review" on page 16. These amounts are then increased by 15% to account for the immediately taxable nature of the awards. No minimum award levels will be established. However, maximum annual award levels will be established for certain performance objectives, even if the maximum performance level is exceeded. Target awards for participants will be pro-rated in the event that they change job levels during the applicable performance period, or otherwise in the discretion of the CHC, subject to certain limitations as further described in the Amended Long-Term Equity Plan. Under no circumstances will the amount paid to any participant in a single calendar year as a result of awards under the Amended Long-Term Equity Plan (including the fair market value of any Award Shares) exceed the greater of (i) $12 million or (ii) the fair market value of 500,000 Award Shares, determined at the time of payment.

The CHC must certify in writing that the pre-established performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, unless waived, the CHC retains discretionary authority to (1) increase or decrease the amount of any award that would otherwise be payable to a participant, or (2) adjust the allocation between the cash portion of the award and the equity portion of the award (in each case, subject to certain limitations as described in the Amended Long-Term Equity Plan).

Participants generally must be employed by the Company or one of its subsidiaries on the last day of the applicable performance period in order to receive payment of an award for such performance period. However:

•In the event of a change in control (as defined in the plan document), participants employed on the date of the change in control (or who die, become disabled or "retire" (as defined in the Amended Long-Term Equity Plan) during such performance period and prior to the change in control) will be entitled to receive a pro-rata award for the applicable performance period, in an amount equal to 100% of their long-term target award for the performance period, pro-rated to reflect the period of time the participants were employed during such performance period prior to the change in control.

•Participants who die, become disabled or retire during an award term will be eligible for an award for the performance period calculated based on actual company results, pro-rated to reflect the period of time the participants were employed during the performance period prior to their termination of employment.

•Awards for participants who are employed by the Company or one of its subsidiaries on the last day of the performance period but are not employed for the entire performance period will be prorated based on the number of days the participant was actually employed by the Company or one of its subsidiaries during such performance period.

•The CHC has discretion to provide for payment of an award to a participant who does not meet any of the foregoing conditions.

Awards are allocated by the CHC between a cash component and an equity component which is paid in shares of the Company's Class A Common. The number of Award Shares issued to a participant in any award is determined by taking the dollar value of the stock portion of the award and dividing it by the "formula price." The formula price is the lesser of:

•the average closing price of Class A Common on the NYSE at the end of each week during the year preceding the commencement of the award year (or such other previous calendar year determined by the CHC, subject to certain tax-based limitations); or

•the average closing price of Class A Common on the NYSE at the end of each week of the applicable performance period.

Award Shares are immediately vested when earned (as determined by the CHC). Participants have ownership rights in Award Shares, including the right to vote and receive dividends upon receipt of the Award Shares. However, the Award Shares are subject to certain transfer restrictions for a period of up to ten years from the last day of the performance period (or such other period determined by the CHC). The transfer restrictions lapse earlier in the event of (i) the participant's death or permanent disability; or (ii) three years (or earlier with the approval of the CHC) from the date of retirement. The CHC has the right to release the restrictions at an earlier date, but it is expected to rarely do so except in the case of the release of a limited number of shares for the payment of educational and medical expenses or home purchases, or in other extraordinary circumstances, as permitted under the terms of the plan (subject to the CHC's discretion). A participant may request an early release of restrictions after the second anniversary of the date the Award Shares were issued. Shares issued under the Amended Long-Term Equity Plan may be shares of original issuance or treasury shares or a combination of the two.

Adjustments. The CHC will make or provide for such adjustment in (1) the total number of Award Shares that may be issued under the Amended Long-Term Equity Plan, (2) outstanding Award Shares, (3) the "formula price," and (4) other award terms, as the CHC in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the "Extraordinary Events"). Further, in the event of any such Extraordinary Events or in the event of a change in control, the CHC may provide in substitution for any or all outstanding Award Shares under the Amended Long-Term Equity Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Award Shares so replaced in a manner that complies with or is exempt from Code Section 409A and the applicable regulations thereunder.

Plan Term. No Award Shares will be issued or transferred under the Amended Long-Term Equity Plan on or after March 1, 2036, but, unless otherwise specified by the CHC, all Award Shares that were issued prior to the termination of the Amended Long-Term Equity Plan will generally continue to be subject to the terms of the Amended Long-Term Equity Plan following termination.

Tax Withholding. To the extent that the Company or a subsidiary is required to withhold federal, employment, state or local taxes or other amounts in connection with any award paid to a participant under the Amended Long-Term Equity Plan, and the amounts available for such withholding are insufficient, it will be a condition to the receipt of such award that the participant make arrangements satisfactory to the Company for the payment of the balance of such taxes or other amounts required to be withheld. If a participant’s benefit is to be received in the form of shares of Class A Common, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the CHC, the Company will withhold shares of Class A Common having a value equal to the amount required to be withheld.

Federal Income Tax Consequences. This is a brief summary of certain Federal income tax consequences under the Amended Long-Term Equity Plan based on Federal income tax laws currently in effect. It is presented for the information of stockholders considering how to vote on this Proposal and not for Amended Long-Term Equity Plan participants. It is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare or Social Security taxes), or state, local or foreign tax consequences. No income generally will be recognized upon the grant of a target award. Upon payment in respect of the earn-out of an award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any Award Shares received (including any Award Shares withheld by the Company to satisfy tax withholding). To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an "excess parachute payment" within the meaning of Code Section 280G.

Registration with the SEC. We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of Class A Common under the Amended Long-Term Equity Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended Long-Term Equity Plan by our stockholders

Final 2025 Awards and Estimated 2026 Awards. The NEOs' final awards under the Current Plan for the 2025 performance period are shown in the Summary Compensation Table on page 28. Final awards under the Amended Long-Term Equity Plan for the 2026 performance period are not currently determinable. On March 11, 2026, the CHC Committee finalized the approval of the performance objectives and targets for the awards that may be earned for the one-year performance period ending December 31, 2026. The following chart shows the anticipated target awards for 2026:

New Plan Benefits - Amended Long-Term Equity Plan

Name and Position (1)	Dollar Value (2)
J.C. Butler, Jr. - President and CEO of NACCO; President and CEO of NNR	$1,718,376
Carroll Dewing - Senior Vice President and Chief Operating Officer of NNR	$297,735
John Neumann - Senior Vice President, General Counsel and Secretary of NACCO; Vice President, General Counsel and Secretary of NNR	$234,198
Executive Group (3 persons)	$430,727
Non-Executive Director Group (10 persons)	—	(3)
Non-Executive Employee Group (96 persons)	$3,037,323

(1)     The CHC has only designated certain senior management employees of the Company and its subsidiaries as participants in the Amended Long-Term Equity Plan for 2026.

(2)     The amounts include the 15% increase from the Korn Ferry recommended long-term target awards that the Compensation Committee applies to account for the immediately taxable nature of the awards. See "Long-Term Incentive Compensation" beginning on page 21.

(3)     Non-employee directors are not eligible to participate in the Amended Long-Term Equity Plan.

If the Amended Long-Term Equity Plan is not approved by Company stockholders, no payments will be made under the Amended Long-Term Equity Plan with respect to 2026 and thereafter.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 TO APPROVE THE AMENDED DIRECTORS' PLAN.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote to approve the Company's Named Executive Officer compensation, commonly referred to as a "say-on-pay" vote. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
At our 2025 annual meeting, our executive compensation program received approval from approximately 97% of the stockholder votes cast. We believe that this result demonstrates our stockholders' endorsement of our CHC Committee's executive compensation decisions and policies.
Why You Should Approve Our Named Executive Officer Compensation Program
The guiding principle of our compensation program for senior management employees, including NEOs, is maintaining a strong link among an employee's compensation, individual performance and the performance of the Company. The primary objectives of our compensation program are to:
•attract, retain and motivate talented management;
•reward management with competitive compensation for achievement of specific corporate and individual goals;
•make management long-term stakeholders in the Company;
•help ensure that management's interests are closely aligned with those of our stockholders; and
•maintain consistency in compensation.
We encourage stockholders to read the Executive Compensation Information section of this Proxy Statement, including the Compensation Discussion and Analysis and compensation tables, for a more detailed discussion of our compensation programs and policies. We believe our compensation programs and policies:
•are appropriate and effective in implementing our compensation philosophy and in achieving our goals;
•align with stockholder interests; and
•do not reward inappropriate risk taking.
    Stockholders should consider the following in determining whether to approve this proposal.
Our Compensation Program Is Highly Aligned with Stockholder Value
We seek to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans. Base salaries are set at levels appropriate to allow the incentive plans to serve as significant motivating factors. Incentive-based compensation plans are designed to provide rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the senior management employees, including the NEOs, with our long-term interests.
Our Compensation Program Has a Strong Pay-for-Performance Orientation
    Our compensation program continues to be designed to motivate our employees to deliver superior performance that balances annual results and long-term sustained performance. Our short-term and long-term incentive compensation for our employees is substantially performance based. As shown on the target total compensation table on page 17, over 72% of Mr. Butler's 2025 target compensation was variable or "at risk" and tied to Company performance and, as a group, over 50% of the other NEOs' target compensation was performance-based. Although the design of our compensation program offers opportunities for employees to earn truly superior compensation for outstanding results, it also includes significantly reduced compensation for results that do not meet the previously established performance targets for the year. In general, all performance targets are set at a scale that encourages performance improvement without requiring outstanding short-term results that would encourage conduct inconsistent with building long-term value. The chosen performance metrics are well-aligned with our business strategy and objectives for long-term value creation for our stockholders.
Our Compensation Program Has an Appropriate Long-Term Orientation
Our compensation program has a long-term focus. Our long-term incentive compensation plan enables senior management employees to accumulate capital through future managerial performance. The CHC Committee believes this contributes to the future success of our business. Our long-term incentive compensation plan generally requires long-term commitment on the part of our senior management employees, and stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the NEOs' long-term interests.
With respect to awards issued under the Long-Term Equity Plan, any gain the executives realize in the long-run depends on what management does to drive the financial performance of the Company and increase our stock price. This is because the shares of Class A Common that are awarded under the Long-Term Equity Plan generally may not be sold or transferred for up to ten years from the last day of the applicable performance period. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the awards is enhanced as the value of the stock increases. Thus, the awards provide the executives with an incentive over the holding period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. We believe that this encourages our executives to maintain a long-term focus on profitability, which is also in our stockholders' best interests.
Action Requested
Stockholders are asked to vote on the following advisory resolution:
"RESOLVED, THAT THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DESCRIBED UNDER THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND RELATED NARRATIVE DISCUSSION IN THE COMPANY'S 2026 PROXY STATEMENT, IS HEREBY APPROVED."
Stockholder Vote
The say-on-pay vote is advisory and is not binding on us or the Board. The final decision on the Company's executive compensation and benefits remains with the Board and the CHC Committee. However, we and the Board value the views of our stockholders. The Board and the CHC Committee expect to review the results of the vote and take them into consideration in addressing future compensation polices and decisions. After careful consideration, the Board has determined that holding an advisory say-on-pay vote every year is the most appropriate policy for the Company at this time. While our compensation programs are designed to promote a long-term connection between pay and performance, our Board believes that an annual say-on-pay vote allows our stockholders to provide us with immediate and direct input on our executive compensation plans and programs. The next say-on-pay vote is expected to be held at the 2027 annual meeting.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION

As required by the Dodd-Frank Act and Section 14A of the Exchange Act, we are also asking our stockholders this year to cast a non-binding advisory vote to determine whether the stockholder vote to approve the Company's NEO compensation (or the "say-on-pay") should occur every one, two or three years.
After careful consideration, the Board has determined that holding an advisory "say-on-pay" vote every one year is the most appropriate policy for the Company at this time and recommends that stockholders vote for future advisory votes on executive compensation to occur every one year. While our compensation programs are designed to promote a long-term connection between pay and performance, our Board believes that an annual say-on-pay vote allows our stockholders to provide us with immediate and direct input on our executive compensation plans and programs.

Stockholder Vote

You may vote for future advisory votes to approve the Company's Named Executive Officer compensation to occur every one, two or three years or you may abstain from voting. The final decision on the Company's executive compensation and benefits remains with the Board and the CHC Committee. We and the Board, however, value the views of our stockholders. The Board and the CHC Committee will review the results of the vote and expect to take them into consideration in addressing future compensation policies and decisions. If a majority of the votes are not cast for one option, the Board will consider the option of one year, two years or three years that receives the highest number of votes cast by our stockholders as the frequency for the advisory vote on executive compensation that has been selected by our stockholders.

YOUR BOARD RECOMMENDS A VOTE OF EVERY "ONE YEAR" FOR THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
EY has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and our subsidiaries. The Audit Review Committee considered carefully EY's performance and its independence with respect to the services to be performed. The Audit Review Committee is responsible for the audit fee negotiations associated with the retention of EY. In connection with the mandated rotation of the lead audit partner, the Audit Review Committee and its Chairman will continue to be directly involved in the selection of the EY lead audit partner. The Audit Review Committee annually evaluates the performance of EY and determines whether to reengage the independent registered public accounting firm. EY has been the Company's auditor since May 2002. The Audit Review Committee believes that the continued retention of EY as our independent registered public accounting firm is in the best interests of the Company and its stockholders as there are several benefits to the Company of a long-tenured auditor:
•Through over 20 years of experience with the Company, EY has gained a deep understanding of the Company and its businesses, the industries in which it operates, accounting policies and practices, internal controls over financial reporting and risks;
•Efficiencies have been gained in the audit process, resulting in an efficient fee structure; and
•Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management's focus on financial reporting and controls.
The appointment of EY as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board believes that obtaining stockholder ratification is a sound governance practice.

YOUR BOARD AND AUDIT REVIEW COMMITTEE RECOMMEND THAT YOU VOTE "FOR" PROPOSAL 5 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.
It is expected that representatives of EY will attend the Annual Meeting, with the opportunity to make a statement if they so desire and, if a representative is in attendance, the representative will be available to answer appropriate questions.
If our stockholders fail to vote in favor of the appointment of EY, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote. Even if the appointment of EY is ratified, the Audit Review Committee may select a different independent registered public accounting firm at any time during fiscal year 2026 if it determines that such a change would be in the best interests of the Company and its stockholders.

PART IV - OTHER IMPORTANT INFORMATION

Equity Compensation Plan Information
    The following table sets forth the information as of December 31, 2025 with respect to our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Class A Shares:	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	N/A	492,280
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	492,280
Class B Shares:
Equity compensation plans approved by security holders	0	N/A	0
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	0

Beneficial Ownership of Class A Common and Class B Common
Set forth in the following tables is the indicated information as of March 4, 2026 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our Directors, NEOs and all of our executive officers and Directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common, subject to the terms of the Amended and Restated Stockholders' Agreement.

Amount and Nature of Beneficial Ownership
Class A Common Stock

Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Abigail II LLC (1) 5910 South University Boulevard Unit C-18 Greenwood Village, Colorado 80121-2879	Class A	—		—	(1)	349,100	(1)	5.85%
Dimensional Fund Advisors LP (2) 6300 Bee Cave Road Austin, Texas 78746	Class A	435,878	(2)	—		436,529	(2)	7.31%
Rankin Associates II, L.P. (3) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class A	—		—		338,295	(3)	5.67%
J.C. Butler, Jr. (4)	Class A	400,591	(4)	407,841	(4)	808,432	(4)	13.54%
John S. Dalrymple, III (5)	Class A	25,173		—		25,173		**
John P. Jumper (5)	Class A	33,120		—		33,120		**
Dennis W. LaBarre (5)	Class A	43,821		—		43,821		**
W. Paul McDonald (5)	Class A	6,567		—		6,567		**
Michael S. Miller (5)	Class A	27,189		—		27,189		**
Alfred M. Rankin, Jr. (5)	Class A	265,101	(6)	368,400	(6)	633,501	(6)	10.61%
Matthew M. Rankin (5)	Class A	37,243	(7)	340,225	(7)	377,468	(7)	6.32%
Valerie Gentile Sachs (5)	Class A	9,889		—		9,889		**
Robert. S. Shapard (5)	Class A	17,618		—		17,618		**
Britton T. Taplin (5)	Class A	66,037	(8)	548,340	(8)	614,377	(8)	10.29%
Carroll L. Dewing	Class A	49,897		—		49,897		**
John D. Neumann	Class A	43,605		103		43,708		**
All executive officers and Directors as a group (16 persons)	Class A	1,095,323	(9)	986,255	(9)	2,081,578	(9)	34.86%
** Less than 1.0%.
(1)A Schedule 13D/A filed with the SEC with respect to Class A Common on February 12, 2024 reported that Abigail II LLC ("Abigail II"), which is made up of individuals and entities holding ownership interests in Abigail II, may be deemed to be a "group" as defined under the Exchange Act that beneficially owns the 349,100 shares of Class A Common held by Abigail II. Although Abigail II holds the 349,100 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. Britton T. Taplin and Frank F. Taplin, as members, are deemed to share the power to vote and dispose of such shares of Class A Common.
(2)A Schedule 13G/A filed with the SEC with respect to Class A Common on February 9, 2024 reported that Dimensional Fund Advisors LP ("Dimensional") may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as an investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (the "Dimensional Funds"), which own the shares of Class A Common. In its role as investment adviser or manager, Dimensional possesses the sole power to vote 435,878 shares of Class A Common owned by the Dimensional Funds and the sole power to invest 436,529 shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.
(3)A Schedule 13D/A filed with the SEC with respect to Class A Common on February 12, 2024 reported that Rankin Associates II, L.P. ("Associates"), which is made up of the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc. ("RMI"), the general partner of Associates, may be deemed to be a "group" as defined under the Exchange Act that beneficially owns the 338,295 shares of Class A Common held by Associates. Although Associates holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Alison A. Rankin. Trusts for the benefit of such persons are the stockholders of RMI.
(4)J.C. Butler, Jr. may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates as a result of Mr. Butler serving as trustee of trusts that are limited partners of Associates; however, Mr. Butler disclaims beneficial ownership of all 338,295 shares of Class A Common held by Associates. As a result of Mr. Butler's spouse serving as a trustee and beneficiary of a trust that is a general partner of AMR Associates NC, L.P. ("AMR Associates NC"), Mr. Butler may be deemed to beneficially own and share the power to dispose of 2,064 shares of Class A Common held by AMR Associates NC; however, Mr. Butler disclaims beneficial ownership of all 2,064 shares of Class A Common held by AMR Associates NC. In addition, Mr. Butler may be deemed to share with his spouse voting and investment power over 67,482 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. In addition, Mr. Butler disclaims all interest in 8,010 shares of Class A Common held in trust for the benefit of his children and for which he is the trustee and has sole power to vote and dispose of the shares. Mr. Butler's spouse, as trustee of a generation-skipping trust (“GST”) that was established for her benefit, pledged 2,191 shares of Class A Common in connection with sales of partnership interests that were executed as part of multigenerational Rankin family estate planning.

(5)Pursuant to our Non-Employee Directors' Plan, each non-employee Director has the right to acquire additional shares of Class A Common within 60 days after March 4, 2026. The shares each non-employee Director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2026 by taking the amount of such Director's quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such Director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2026.
(6)As a result of Alfred M. Rankin, Jr. holding through his trust, of which he is trustee, partnership interests in Associates, Mr. A. Rankin may be deemed to beneficially own, and share the power to dispose of 338,295 shares of Class A Common held by Associates. Mr. A. Rankin disclaims beneficial ownership of 399,317 shares of Class A Common held by (a) members of Mr. A. Rankin's family, (b) trusts for the benefit of members of Mr. A. Rankin's family, (c) Associates to the extent in excess of his pecuniary interest in each entity and (d) AMR Associates NC to the extent in excess of his pecuniary interest in each entity.
(7)As a result of Matthew M. Rankin holding through his trust, of which he is trustee, partnership interests in Associates, Mr. M. Rankin may be deemed to beneficially own and share the power to dispose of 338,295 shares of Class A Common held by Associates; however, Mr. M. Rankin disclaims beneficial ownership of 330,658 shares of Class A Common held by Associates in excess of his pecuniary interest in the entity. In addition, Mr. M. Rankin may be deemed to share with his spouse voting and investment power over 722 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. M. Rankin disclaims all interest in 1,208 shares of Class A Common held in trust for the benefit of his children and for which he is the co-trustee and has shared power to vote and dispose of the shares.
(8)Britton T. Taplin may be deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares. Mr. Taplin may be deemed to share with the other members of Abigail LLC and Abigail II LLC voting and investment power over 56,120 shares and 349,100 shares of Class A Common held by Abigail LLC and Abigail II LLC, respectively. Mr. Taplin disclaims beneficial ownership of 37,413 shares and 192,005 shares of Class A Common held by Abigail LLC and Abigail II LLC, respectively, in excess of his pecuniary interest in each entity. In addition, Mr. Taplin disclaims beneficial ownership of 50,118 shares of Class A Common held by trusts, of which he is a trustee, for the benefit of members of Mr. Taplin's family. Mr. Taplin's spouse has pledged 5,755 shares of Class A Common.
(9)The aggregate amount of Class A Common beneficially owned by all executive officers and Directors and the aggregate amount of Class A Common beneficially owned by all executive officers and Directors as a group for which they have shared voting or investment power include the shares of Class A Common of which: (i) Mr. Butler has disclaimed beneficial ownership in note (4) above; (ii) Mr. A. Rankin has disclaimed beneficial ownership in note (6) above; (iii) Mr. M. Rankin has disclaimed beneficial ownership in note (7) above; and (iv) Mr. Taplin has disclaimed beneficial ownership in note (8) above. As described in note (5) above, the aggregate amount of Class A Common beneficially owned by all executive officers and Directors as a group as set forth in the table above does not include shares that the non-employee Directors have the right to acquire within 60 days after March 4, 2026 pursuant to the Non-Employee Directors' Plan.

Class B Common Stock

Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Alfred M. Rankin, Jr., et al. (1) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class B	—		—		1,542,757	(1)	98.71%
Rankin Associates I, L.P. (2) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class B	—		—		472,371	(2)	30.22%
Rankin Associates IV, L.P. (3) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class B	—		—		400,000	(3)	25.59%
AMR Associates NC, L.P. (4) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class B	—		—		203,972	(4)	13.05%
J.C. Butler, Jr. (5)	Class B	—		1,085,538	(5)	1,085,538	(5)	69.45%
John S. Dalrymple, III	Class B	—		—		—		—%
John P. Jumper	Class B	—		—		—		—%
Dennis W. LaBarre	Class B	—		—		—		—%
W. Paul McDonald	Class B	—		—		—		—%
Michael S. Miller	Class B	—		—		—		—%
Alfred M. Rankin, Jr. (6)	Class B	—		1,281,262	(6)	1,281,262	(6)	81.98%
Matthew M. Rankin	Class B	—		—		—		—%
Valerie Gentile Sachs	Class B	—		—		—		—%
Robert S. Shapard	Class B	—		—		—		—%
Britton T. Taplin	Class B	—		—		—		—%
Carroll L. Dewing	Class B	—		—		—		—%
John D. Neumann	Class B	—		—		—		—%
All executive officers and Directors as a group (16 persons)	Class B	—	(7)	1,290,457	(7)	1,290,457	(7)	82.57%
** Less than 1.0%.
(1)A Schedule 13D/A filed with the SEC with respect to Class B Common on December 17, 2024 (the "Stockholders' 13D") reported that, except for NACCO, including in its capacity as depository, the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the signatories, may be deemed to be a "group" as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders' agreement, which is an aggregate of 1,542,757 shares. The stockholders' agreement requires that each signatory, prior to any conversion of such signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a signatory, offer such shares to all of the other signatories on a pro-rata basis. A signatory may sell or transfer all shares not purchased under the right of first refusal as long as they are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders' agreement constituted 98.71% of the Class B Common outstanding on March 4, 2026 or 71.42% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain signatories own Class A Common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, NACCO may, but is not obligated to, buy any of the shares of Class B Common not purchased by the signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a signatory may vote such signatory's shares of Class B Common.
(2)A Schedule 13D/A filed with the SEC with respect to Class B Common on December 17, 2024 reported that Rankin Associates I, L.P. ("Rankin I") and the trusts holding general and limited partnership interests in Rankin I may be deemed to be a "group" as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. With respect to such 472,371 shares of Class B Common, Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Alison A. Rankin (as successor trustee for Roger

F. Rankin), as trustees and beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and/or limited partnership interests in Rankin I share with each other the power to dispose of such shares. The Stockholders' 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding general and/or limited partnership interests in Rankin I is also subject to the stockholders' agreement.
(3)A Schedule 13D/A filed with the SEC with respect to Class B Common on December 17, 2024 reported that Rankin Associates IV, L.P. ("Rankin IV") and the trusts holding general and limited partnership interests in Rankin IV may be deemed to be a "group" as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 400,000 shares of Class B Common held by Rankin IV. With respect to such 400,000 shares of Class B Common, Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Alison A. Rankin (as successor trustee for Roger F. Rankin), as trustees and beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and/or limited partnership interests in Rankin IV share with each other the power to dispose of such shares. The Stockholders' 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding general and/or limited partnership interests in Rankin IV is also subject to the stockholders' agreement.
(4)A Schedule 13D filed with the SEC with respect to Class B Common on December 17, 2024 reported that AMR Associates NC and the trusts holding general partnership interests and the trust holding limited partnership interests in AMR Associates NC may be deemed to be a "group" as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 203,972 shares of Class B Common held by AMR Associates NC. With respect to such 203,972 shares of Class B Common, Helen R. Butler and Clara R. Williams, as trustees and primary beneficiaries of trusts acting as general partners of AMR Associates NC, share the power to vote shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of AMR Associates NC. Each of the trusts holding general partnership interests and the trust holding limited partnership interests in AMR Associates NC share with each other the power to dispose of such shares. The Stockholders' 13D reported that the Class B Common beneficially owned by AMR Associates NC and each of the trusts holding general partnership interests and the trust holding limited partnership interests in AMR Associates NC is also subject to the stockholders' agreement.

(5)J.C. Butler, Jr. may be deemed to beneficially own, and share the power to dispose of, 472,371 shares of Class B Common held by Rankin I as a result of Mr. Butler’s spouse serving as trustee and beneficiary of trusts that are limited partners of Rankin I. Mr. Butler may be deemed to beneficially own, and share the power to dispose of, 400,000 shares of Class B Common held by Rankin IV as a result of Mr. Butler’s spouse serving as trustee and beneficiary of trusts that are limited partners of Rankin IV. Mr. Butler may be deemed to beneficially own, and share the power to vote and dispose of, 203,972 shares of Class B Common held by AMR Associates NC as a result of Mr. Butler’s spouse serving as trustee and beneficiary of a trust that is a general partner of AMR Associates NC. Mr. Butler's spouse also owns 9,195 shares of Class B Common, which are held in trust. Mr. Butler disclaims beneficial ownership of all Class B Common shares held by Rankin I, Rankin IV, AMR Associates NC and his spouse's personal trust. The Stockholders' 13D reported that the Class B Common beneficially owned by Mr. Butler is subject to the stockholders' agreement. Mr. Butler's spouse, as trustee of a GST that was established for her benefit, pledged 13,498 shares of Class B Common in connection with sales of partnership interests that were executed as part of multigenerational Rankin family estate planning.

(6)Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (2) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. Mr. A. Rankin may be deemed to be a member of the group described in note (3) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 400,000 shares of Class B Common held by Rankin IV. Mr. A. Rankin may be deemed to be a member of the group described in note (4) above as a result of holding through his trust, of which he is trustee, partnership interests in AMR Associates NC and therefore may be deemed to beneficially own, and share the power to dispose of, 203,972 shares of Class B Common held by AMR Associates NC. Mr. A. Rankin disclaims beneficial ownership of 872,390 shares of Class B Common held by Rankin I, Rankin IV and AMR Associates NC to the extent in excess of his pecuniary interest in the entities. In addition, Mr. A. Rankin disclaims beneficial ownership of 204,919 shares of Class B Common held by trusts, of which he is a trustee, for the benefit of members of Mr. A. Rankin's family. The Stockholders' 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement.

(7)The aggregate amount of Class B Common beneficially owned by all executive officers and Directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and Directors as a group for which they have shared voting or investment power include the shares of Class B Common of which: Mr. Butler has disclaimed beneficial ownership in note (5) above; and Mr. A. Rankin has disclaimed beneficial ownership in note (6) above.

J.C. Butler, Jr., the President and Chief Executive Officer of NACCO, is the son-in-law of Alfred M. Rankin, Jr. Matthew M. Rankin is the nephew of Alfred M. Rankin, Jr. Britton T. Taplin is the cousin of Alfred M. Rankin, Jr. The combined beneficial ownership of such foregoing persons equals 1,755,124 shares, or 29.39%, of the Class A Common and 1,290,457 shares, or 82.57%, of the Class B Common outstanding on March 4, 2026. The combined beneficial ownership of all our Directors and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 2,081,578 shares, or 34.86%, of the Class A Common and 1,290,457 shares, or 82.57%, of the Class B Common outstanding on March 4, 2026. Such shares of Class A Common and Class B Common together represent 69.38% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2025, all filing requirements applicable for reporting persons were met, except for John D. Neumann who, due to an administrative error, failed to timely report one transaction which was subsequently reported on a Form 4 filed on January 8, 2026.

Submission of Stockholder Proposals
Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received on or before December 1, 2026. Such proposals must be addressed to the Company, 22901 Millcreek Blvd., Suite 600, Cleveland, Ohio 44122-5724, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after December 31, 2026 but on or before January 30, 2027 of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that time frame, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between December 31, 2026 and January 30, 2027.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company no later than 60 calendar days prior to the first anniversary of this year's Annual Meeting (for the 2027 annual meeting of our stockholders, March 16, 2027). If the date of the next annual meeting is changed by more than 30 calendar days from the first anniversary of this year's Annual Meeting, then such notice must be provided by the later of 60 calendar days prior to the date of the next annual meeting or the 10th calendar day following the day on which public announcement of the date of the next annual meeting is first made.
Notices should be submitted to the address set forth above.

Solicitation of Proxies
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our Directors, officers and employees by in-person meeting, telephone or other forms of communication. Such persons will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with, and reimbursement of reasonable out-of-pocket expenses will be paid to, brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons.

Other Matters
The Directors know of no other matters that are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
John D. Neumann
Secretary
Cleveland, Ohio
March 31, 2026
It is important that the proxies be returned promptly. Stockholders of record who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either over the internet (www.investorvote.com/NC) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to complete the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to attend the annual meeting and vote in person, please contact our Secretary at 22901 Millcreek Blvd., Suite 600, Cleveland, Ohio 44122-5724, or call (440) 229-5151 or email ir@nacco.com.

APPENDIX A
NACCO INDUSTRIES, INC.
AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
(effective March 1, 2026)
1.Purpose of the Plan

The purpose of this Amended and Restated Executive Long-Term Incentive Compensation Plan (this “Plan”) is to help further the long-term interests of NACCO Industries, Inc. (the “Company”) by enabling the Company and/or its wholly-owned subsidiaries (together with the Company, the “Employers”) to attract, retain and reward executive employees of the Employers by offering long-term incentive compensation to those executive employees who will be in a position to make contributions to such Employers. This incentive compensation is in addition to annual compensation and is intended to encourage enhancement of the Company’s stockholder value.

2.Definitions

(a)“Average Award Share Price” means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Performance Period (or such other previous calendar year as determined by the Committee and specified in the Guidelines; provided that such determination shall be made not later than 90 days after the commencement of the applicable Performance Period) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Performance Period.
(b)“Award” means an award paid to a Participant under this Plan for a Performance Period (or portion thereof), the actual payout of which is determined pursuant to a formula based upon the achievement of Performance Objectives established by the Committee; provided that such formula shall be established not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares, pursuant to a formula which is established by the Committee; provided that such formula shall be established not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period.
(c)“Award Shares” means fully-paid, non-assessable shares of Class A Common Stock that are issued or transferred pursuant to, and with such restrictions as are imposed by, the terms of this Plan and the Guidelines. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares.
(d)“Change in Control” means the occurrence of an event described in Appendix 1 hereto.
(e)“Class A Common Stock” means the Company’s Class A Common Stock, par value $1.00 per share, or any security into which such Class A Common Stock may be changed by reason of any transaction or event of the type referred to in Section 9(b) of this Plan.
(f)“Code” means the Internal Revenue Code of 1986, as amended.
(g)“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is (i) an “independent director” under the rules of the New York Stock Exchange and (ii) a “non-employee director” for purposes of Rule 16b-3.
(h)“Disabled” means an approved application for disability benefits under an Employer’s long-term disability plan or under any applicable government program.
(i)“Guidelines” means the guidelines that are approved by the Committee for the administration of the awards granted under this Plan. To the extent that there is any inconsistency between the Guidelines and this Plan on matters other than the time and form of payment of the Awards, the Guidelines will control, so long as this Plan could have been amended to resolve such inconsistency without the need for further stockholder approval.
(j)“Participant” means any person who is classified as a salaried employee of the Employers on a U.S. payroll (including directors of the Employers who are also salaried employees of the Employers) who, in the judgment of the Committee, occupies an executive position in which his efforts may contribute to the interests of the Company and who is designated by the Committee as a Participant in the Plan for a particular Performance Period.
(k)“Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.
(l)“Performance Objectives” shall mean the measurable performance objectives established pursuant to this Plan for Participants. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or one or more of the subsidiaries, divisions, business units, departments, regions, functions or other organizational units of the Company or its subsidiaries. Performance Objectives may be measured on an absolute or relative basis. Different groups of Participants may be subject to different Performance Objectives for the same Performance Period. Relative performance may be measured against other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, or against an index or one or more of the Performance Objectives themselves. Any Performance Objectives applicable to an Award shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria, or any other criteria established by the Committee: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, safety, compliance with regulatory/environmental requirements, tons of coal or other minerals or yards of limerock or other aggregates severed or delivered, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, expected value of new projects or extensions of new or existing projects, development of new or existing projects, adjusted standard margin or net sales.
(m)“Performance Period” means any period of one or more years (or portion thereof) on which an Award is based, as established by the Committee and specified in the Guidelines. Any Performance Period(s) shall be established by the Committee not later than 90 days after the commencement of the Performance Period on which such Award will be based and prior to completion of 25% of such Performance Period.
(n)“Retire” means a termination of employment at or after age 65 or age 60 with five years of service with one or more of the Employers.
(o)“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.
(p)“Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Performance Period pursuant to the Korn Ferry salary point system, or any successor salary point system adopted by the Committee.
(q)“Target Award” means a dollar amount calculated by multiplying (i) the designated salary midpoint that corresponds to a Participant’s Salary Points by (ii) the long-term incentive compensation target percent for those Salary Points for the applicable Performance Period, as determined by the Committee. The Target Award is the amount that would be paid to a Participant under this Plan if each Performance Objective is met exactly at target.

3.Administration

This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan or of any documents evidencing Awards under this Plan, including the severability of any or all of the provisions hereof or thereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

4.Eligibility

Each Participant shall be eligible to participate in this Plan and receive Target Awards in accordance with Section 5; provided, that, except as otherwise determined by the Committee or as provided in Section 7 below, (a) a Participant must be employed by an Employer on the last day of the Performance Period (or die, terminate employment due to becoming Disabled or Retire during such Performance Period) in order to be eligible to receive payment of an Award for such Performance Period and (b) the Award of a Participant who is described in the preceding clause or who is employed on the last day of the Performance Period but is not employed during the entire Performance Period shall be paid in a pro-rated amount based on the number of days the Participant was actually employed by an Employer during such Performance Period. Notwithstanding the foregoing, the Committee shall have the discretion to provide for payment of an Award to a Participant who does not meet the foregoing requirements.

5.Awards

The Committee may, from time to time and upon such conditions as it may determine, authorize grants of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:

(a)The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the payout of each Award, which formula is based upon the Company’s achievement of Performance Objectives as set forth in the Guidelines; provided that the Committee shall approve the foregoing not later than the 90th day of the applicable Performance Period and prior to the completion of 25% of such Performance Period. Each grant shall specify an initial allocation between the cash portion of the Award and the equity portion of the Award. Calculations of Target Awards for a Performance Period shall initially be based on a Participant’s Salary Points as of January 1st of the first year of the Performance Period. However, such Target Awards may be changed during or after the Performance Period under the following circumstances: (i) if a Participant receives a change in Salary Points, salary midpoint and/or long-term incentive compensation target percentage during a Performance Period, such change will be reflected in a pro-rata Target Award, (ii) employees hired into or promoted to a position eligible to become a Plan Participant during a Performance Period will, if designated as a Plan Participant by the Committee, be assigned a pro-rated Target Award based on their length of service during a Performance Period and (iii) the Committee may increase or decrease the amount of a Target Award at any time, in its sole and absolute discretion; provided, however, that no such decrease described in clause (iii) may occur in connection with or following a Change in Control that occurs during or after the applicable Performance Period.
(b)Prior to the end of the Payment Period, the Committee shall approve (i) a preliminary calculation of the amount of the payout of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Notwithstanding the foregoing, the Committee shall have the power to (1) decrease the amount of the payout of any Award below the amount determined in accordance with Section 5(b)(i); (2) increase the amount of the payout of any Award above the amount determined in accordance with Section 5(b)(i); and/or (3) adjust the allocation between the cash portion of the Award and the equity portion of the Award; provided, however, that no such decrease described in clause (1) may occur in connection with or following a Change in Control that occurs during or after the applicable Performance Period. No Award, including any Award equal to the Target Award, shall be payable under this Plan to any Participant except as determined and approved by the Committee.
(c)Each Award shall be 100% vested when and to the extent the Committee determines that it has been earned pursuant to Subsection (b) and shall be fully paid to the Participants no later than the last day of the Payment Period, partly in cash and partly in Award Shares. The whole number of Award Shares to be issued or transferred to a Participant shall be determined by dividing the equity portion of the Award payout by the Average Award Share Price (subject to adjustment as described in Subsection (b) above), with any fractional Award Shares resulting from such calculation payable in cash as provided under the

Guidelines. The Company shall pay any and all brokerage fees and commissions incurred in connection with any purchase by the Company of shares which are to be issued or transferred as Award Shares and the transfer thereto to Participants. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of this Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan (including the fair market value of any Award Shares paid to the Participant) shall not exceed the greater of (i) $12,000,000 or (ii) the fair market value of 500,000 Award Shares, determined at the time of payment.

6.Withholding Taxes/Offsets

(a)To the extent that an Employer is required to withhold federal, employment, state or local taxes or other amounts in connection with any Award paid to a Participant under this Plan, and the amounts available to the Employer for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. If a Participant’s benefit is to be received in the form of shares of Class A Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Class A Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Class A Common Stock required to be delivered to the Participant, shares of Class A Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Class A Common Stock held by such Participant. The shares of Class A Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Class A Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Class A Common Stock to be withheld and delivered pursuant to this Section 6(a) to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the maximum amount that could be required to be withheld. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.
(b)If, prior to the payment of any Award, it is determined by an Employer, in its sole and absolute discretion, that any amount of money is owed by the Participant to the Employer, the Award otherwise payable to the Participant (to the extent permitted under Section 409A of the Code) may be reduced in satisfaction of the Participant’s debt to such Employer. Such amount(s) owed by the Participant to the Employer may include, but is not limited to, the unused balance of any cash advances previously obtained by the Participant, or any outstanding credit card debt incurred by the Participant.
(c)Any Award agreement (or other applicable Award documentation or record) may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an Award or Award Shares, or the forfeiture and repayment to the Company of any gain related to an Award or Award Shares, or include other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time or as required by applicable law or any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Class A Common Stock may be traded. In addition, notwithstanding anything in this Plan to the contrary, any Award agreement (or other applicable Award documentation or record) or such clawback policy may also provide for the cancellation or forfeiture of an Award or Award Shares, or the forfeiture and repayment to the Company of any Award Shares issued under the Plan and/or any other benefit related to an Award, or include other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Securities Exchange Act of 1934, as amended, and/or any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Class A Common Stock may be traded.

7.Change in Control

(a)The following provisions shall apply notwithstanding any other provision of this Plan to the contrary.

(b)Amount of Award for Year of Change In Control. In the event of a Change in Control during a Performance Period, the amount of the Award payable to a Participant who is employed by an Employer on the date of the Change in Control (or who died, terminated employment due to becoming Disabled or Retired during such Performance Period and prior to the Change in Control) for such Performance Period shall be equal to the Participant’s Target Award for such Performance Period, multiplied by a fraction, the numerator of which is the number of days during the Performance Period during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Performance Period.
(c)Time of Payment. In the event of a Change in Control, the payment date of all outstanding Awards (including, without limitation, the pro-rata Target Award for the Performance Period during which the Change in Control occurred) shall be a date that is between two days prior to and 30 days after the date of the Change in Control, as determined by the Committee in its sole and absolute discretion.

8.Award Shares Terms and Restrictions

(a)Award Shares granted to a Participant shall entitle such Participant to voting, dividend and other ownership rights. Each payment of Award Shares shall be evidenced by an agreement between the Company and the Participant. Each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares.
(b)Except as otherwise set forth in this Section, Award Shares shall not be assigned, transferred, exchanged, pledged, hypothecated or encumbered (a “Transfer”) by a Participant or any other person, voluntarily or involuntarily, other than a Transfer of Award Shares (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended if such provisions applied to the Plan, or a similar binding judicial order, (iii) directly or indirectly to a trust or partnership for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such trust or partnership shall continue to be Award Shares subject to the terms of this Plan) or (iv) with the consent of the Committee, after the substitution by a Participant of a number of shares of Class A or Class B Common Stock par value $1.00 per share (the “New Shares”) for an equal number of Award Shares, whereupon the New Shares shall become and be deemed for all purposes to be Award Shares, subject to all of the terms and conditions imposed by this Plan and the Guidelines on the shares for which they are substituted, including the restrictions on Transfer, and the restrictions hereby imposed on the shares for which the New Shares are substituted shall lapse and such shares shall no longer be subject to this Plan or the Guidelines. The Company shall not honor, and shall instruct the transfer agent not to honor, any attempted Transfer and any attempted Transfer shall be invalid, other than Transfers described in clauses (i) through (iv) above. In no event will any Award Shares granted under this Plan be transferred for value.
(c)Each Award shall provide that a Transfer of the Award Shares shall be prohibited or restricted for periods of three, five or ten years from the last day of the Performance Period. The Committee shall determine the restriction period that shall apply to Award Shares based on a Participant’s Salary Points. The Committee (in its sole and absolute discretion) from time to time may determine any other shorter or longer restriction period. Notwithstanding the foregoing, such restrictions shall automatically lapse on the earliest of (i) the date the Participant dies or becomes Disabled, (ii) three years (or earlier with the approval of the Committee) after the Participant Retires, (iii) an extraordinary release of restrictions pursuant to Subsection (d) below, or (iv) a release of restrictions as determined by the Committee in its sole and absolute discretion (including, without limitation, a release caused by a termination of this Plan). Following the lapse of restrictions pursuant to this Subsection or Subsection (d) below, the shares shall no longer be “Award Shares” and, at the Participant's request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Award Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.
(d)Extraordinary Release of Restrictions.
(i)A Participant may request in writing that a Committee member authorize the lapse of restrictions on a Transfer of such Award Shares if the Participant desires to dispose of such Award Shares for (A) the purchase of a principal residence for the Participant, (B) payment of medical expenses for the Participant, his spouse or his dependents, (C) payment of expenses for the education of the Participant, his spouse or his dependents for the next 18-months or (iv) any other extraordinary reason which the Committee has previously approved in writing. The Committee shall have the sole power to grant or deny any such request. Upon the granting of any such request, the Company shall cause the release of restrictions in the manner described in Subsection (c) of such number of Award Shares as the Committee shall authorize.
(ii)A Participant who is employed by the Employers may request such a release at any time following the second anniversary of the date the Award Shares were issued or transferred; provided that the restrictions on no more than 20% of such Award Shares may be released pursuant to this Subsection (d) for such a Participant. A Participant who is no longer employed by the Employers may request such a release at any time following the second anniversary of the date the Award Shares were issued or transferred; provided that the restrictions on no more than 35% of such Award Shares may be released pursuant to this Subsection (d) for such a Participant.
(e)Legend. The Company shall cause an appropriate legend, to be placed on each certificate, or other applicable records with respect to uncertificated shares, for the Award Shares, reflecting the foregoing restrictions.

9.Amendment, Termination and Adjustments

(a)The Committee, subject to approval by the Board of Directors of the Company, may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, adversely affect the rights in (i) an outstanding Award of a Participant that was previously approved by the Committee for a Performance Period but has not yet been paid or (ii) any Award Shares that were previously issued or Transferred to a Participant under this Plan. In any event, no Award Shares will be issued or transferred under this Plan on or after March 1, 2036. Unless otherwise specified by the Committee, all Award Shares that were issued or transferred prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Shares shall lapse as otherwise provided in Section 8.
(b)The Committee shall make or provide for such adjustment (A) in the total number of Award Shares that may be issued or transferred under this Plan as specified in Section 10, (B) in outstanding Award Shares, (C) in the definition of Average Award Share Price, and (D) in other award terms, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the “Extraordinary Events”). Moreover, in the event of any such Extraordinary Event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Award Shares under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Award Shares so replaced in a manner that complies with or is exempt from Section 409A of the Code and applicable Treasury Regulations issued thereunder. Any securities that are distributed in respect to Award Shares in connection with any of the Extraordinary Events shall be deemed to be Award Shares and shall be subject to the transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued, unless such restrictions are waived or otherwise altered by the Committee.
(c)Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company, no amendment to this Plan shall (i) materially increase the maximum number of Award Shares to be issued or transferred under this Plan specified in Section 10 (except that adjustments expressly authorized by Subsection (b) shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to this Plan, or (iii) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.

10.Award Shares Subject to Plan

Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued or transferred as Award Shares under this Plan on or after March 1, 2026 shall be 800,000.

Notwithstanding anything to the contrary contained in this Plan, shares of Class A Common Stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will count against the aggregate number of shares of Class A Common Stock available under this Section 10.

11.Approval by Stockholders

This amended and restated Plan will be submitted for approval by the stockholders of the Company. If such approval has not been obtained by July 1, 2026, all grants of Target Awards made on or after March 1, 2026 for Performance Periods beginning on or after January 1, 2026 will be rescinded.

12.General Provisions
(a)No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.
(b)Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.
(c)Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.
(d)Limitation on Rights of Employees. No Trust. No trust has been created by the Employers for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a participant hereunder is a mere unsecured creditor of the Company.
(e)Non-transferability of Awards. Target Awards shall not be transferable by a Participant. Award Shares paid pursuant to an Award shall be transferable, subject to the restrictions described in Section 8.
(f)Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Code and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent. Notwithstanding any provision of this Plan and Awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and Awards hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code without the consent of any Participant. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

13.Effective Date

Subject to Section 11, this Plan is effective March 1, 2026.

Appendix 1. Change in Control.

Change in Control. The term “Change in Control” shall mean the occurrence of (i), (ii) or (iii) below; provided that such occurrence occurs on or after the Effective Date and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:
i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of NACCO Industries, Inc. (“NACCO”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from NACCO that is approved by a majority of the Incumbent Directors (as defined below); or

(B) by any Person pursuant to an Excluded NACCO Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the outstanding voting securities of NACCO inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the outstanding voting securities of NACCO, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

ii. a majority of the Board of Directors of NACCO ceases to be comprised of Incumbent Directors; or

iii. the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NACCO or the acquisition of assets of another corporation, or other transaction involving NACCO (“NACCO Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded NACCO Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, NACCO immediately prior to such NACCO Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such NACCO Business Combination (including, without limitation, an entity that as a result of such transaction owns NACCO or all or substantially all of the assets of NACCO, either directly or through one or more subsidiaries); and

(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of NACCO, providing for such NACCO Business Combination, at least a majority of the members of the Board of Directors of NACCO were Incumbent Directors.

iii. Definitions. The following terms as used herein shall be defined as follow:

(A) “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of NACCO and any individual becoming a Director subsequent to such date whose election, nomination for election by NACCO’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NACCO in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of NACCO occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of NACCO.

(B) “Permitted Holders” shall mean, collectively, (i) the parties to the Amended and Restated Stockholders’ Agreement dated September 29, 2017, as amended from time to time, by and among the “Participating Stockholders,” NACCO and other signatories thereto; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of NACCO and (iii) any employee benefit plan (or related trust) sponsored or maintained by NACCO or any direct or indirect subsidiary of NACCO.

NACCO INDUSTRIES

VOTE

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You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 14, 2026 at 11:59 pm, Pacific time.

Online
Go to **www.investorvote.com/NC** or scan the QR code — login details are located in the shaded bar below.

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Call toll free **1-800-652-VOTE (8683)** within the USA, US territories and Canada

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5 and for 1 YEAR on Proposal 4.

1. Election of Directors:

01 - J.C. Butler, Jr. | 02 - John S. Dalrymple, III | 03 - John P. Jumper | 04 - Dennis W. LaBarre
05 - W. Paul McDonald | 06 - Michael S. Miller | 07 - Alfred M. Rankin, Jr. | 08 - Matthew M. Rankin
09 - Valerie Gentile Sachs | 10 - Robert S. Shapard | 11 - Britton T. Taplin

☐ Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08	09	10	11
☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

Proposal	For	Against	Abstain
2. Proposal to approve NACCO Industries, Inc.'s Amended and Restated Long-Term Incentive Compensation Plan.	☐	☐	☐
3. Proposal to approve, on an advisory basis, NACCO Industries, Inc.'s Named Executive Officer compensation.	☐	☐	☐

Proposal	1 YR	2 YRS	3 YRS	Abstain
4. Proposal to approve, on an advisory basis, the frequency of future advisory votes to approve NACCO Industries, Inc.'s Named Executive Officer compensation.	☐	☐	☐	☐

Proposal	For	Against	Abstain
5. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered accounting firm of NACCO Industries, Inc. for 2026.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. — Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

C496XB

2026 Annual Meeting Admission Ticket

2026 Annual Meeting of
NACCO Industries, Inc. Stockholders

May 15, 2026, 8:00 am local time
5490 Kluncy Canyon Road, Winnemucca, Nevada 89445

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

The 2026 Proxy Statement and 2025 Annual Report are available, free of charge, at https://ir.nacco.com/overview by clicking on the "2026 Annual Meeting Materials" link and then clicking on either the "2026 Proxy Statement" link or the "2025 Annual Report" link, as appropriate.

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/NC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NACCO Industries, Inc.

Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2026

Dennis W. LaBarre and Alfred M. Rankin, Jr., or any of them, each with the full power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock and Class B Common Stock of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NACCO Industries, Inc. to be held on May 15, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees listed in Proposal 1, FOR Proposals 2, 3 and 5 and for 1 YEAR on Proposal 4.

In their discretion, the Proxies are authorized to vote (1) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and (2) upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐